                                                                EXHIBIT 4.5(c)




                               U.S. $ 450,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of December 31, 1993

                                     Among

                             TRANSCO ENERGY COMPANY

                                  as Borrower

                                      and

                                   THE BANKS
                                  NAMED HEREIN

                                    as Banks

                                      and

                                 CITIBANK, N.A.

                                    as Agent

                                      and

                                BANK OF MONTREAL

                                  as Co-Agent

                                                   TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                 PRELIMINARY STATEMENTS

                                                        ARTICLE I
                                            DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.02.    Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 1.03.    Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 1.04.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 1.05.    Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                       ARTICLE II
                                            AMOUNTS AND TERMS OF THE ADVANCES

         Section 2.01.    The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 2.02.    Making the Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                  (a)     Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                  (b)     Certain Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                  (c)     Notice Irrevocable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                  (d)     Agent Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                  (e)     Obligations of Banks Several  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                  (f)     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 2.03.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                  (a)     Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                  (b)     Participation Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                  (c)     Fees under 1991 Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 2.04.    Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 2.05.    Repayment of the Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 2.06.    Interest on Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                  (a)     Base Rate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                  (b)     Eurodollar Rate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 2.07.    Additional Interest on Eurodollar Rate
                          Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 2.08.    Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 2.09.    Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                  (a)     Procedure for Payments by Borrower  . . . . . . . . . . . . . . . . . . . . . . . .   26
                  (b)     Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   26
                  (c)     Payment on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                  (d)     Agent Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                  (e)     Interest on Overdue Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 2.10.    Increased Costs and Capital
                          Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                  (a)     Change of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                  (b)     Right to Prepay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                  (c)     Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 2.11.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                  (a)     No Deduction for Certain Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                  (b)     Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                  (c)     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                  (d)     Evidence of Tax Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                  (e)     Foreign Bank Withholding Exemption  . . . . . . . . . . . . . . . . . . . . . . . . .   30
                  (f)     Bank Obligation to Mitigate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                  (g)     Survival of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 2.12.    Sharing of Payments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 2.13.    Optional Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 2.14.    Voluntary Conversion of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                       ARTICLE III
                                                  CONDITIONS OF LENDING

         Section 3.01.    Condition Precedent to Initial Advances . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 3.02.    Conditions Precedent to Each Borrowing  . . . . . . . . . . . . . . . . . . . . . . .   35

                                                       ARTICLE IV
                                             REPRESENTATIONS AND WARRANTIES

         Section 4.01.    Representations and Warranties of the
                          Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                  (a)     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                  (b)     Corporate Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                  (c)     Authorization and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                  (d)     Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                  (e)     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                  (f)     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                  (g)     ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                  (h)     Tax Returns Filed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                  (i)     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                  (j)     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . .   41
                  (k)     Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                  (l)     Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                  (m)     Ownership of Material Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . .   41
                  (n)     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                                        ARTICLE V
                                                COVENANTS OF THE BORROWER

         Section 5.01.    Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                  (a)     Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                  (b)     Preservation of Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . . . .   43
                  (c)     Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                  (d)     Payment of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                  (e)     Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

                  (f)     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 5.02.    Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                  (a)     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                  (b)     Ratio of Cash Flow to Interest Expense  . . . . . . . . . . . . . . . . . . . . . . .   48
                  (c)     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                  (d)     Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                  (e)     Restrictions on Dividends, Intercompany
                          Loans, or Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                  (f)     Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                  (g)     Multiemployer Plans or Multiple Employer
                          Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                  (h)     Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                  (i)     ERISA Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                  (j)     Affiliate Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                  (k)     Payments on Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                  (l)     Preferred Stock and Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                  (m)     Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                  (n)     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                  (o)     Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                  (p)     Asset Disposition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                                    ARTICLE VI
                                                EVENTS OF DEFAULT

         Section 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                  (a)     Nonpayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                  (b)     Representations and Warranties Untrue . . . . . . . . . . . . . . . . . . . . . . . .   53
                  (c)     Covenant Violations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                  (d)     Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                  (e)     Insolvency, Bankruptcy, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (f)     Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (g)     Stock of Material Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (h)     Termination Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (i)     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                  (j)     Cross Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                                       ARTICLE VII
                                                        THE AGENT

         Section 7.01.    Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 7.02.    Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 7.03.    Citibank and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 7.04.    Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 7.05.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 7.06.    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

                                                      ARTICLE VIII
                                                      MISCELLANEOUS

         Section 8.01.    Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 8.02.    Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Section 8.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 8.04.    Expenses and Taxes; Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                  (a)     Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                  (b)     Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                  (c)     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (d)     Survival of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 8.05.    Limitation and Adjustment of Interest . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (a)     Maximum Interest Under Texas Law  . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (b)     Maximum Interest Under Applicable Law . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (c)     Recapture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Section 8.06.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 8.07.    Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 8.08.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Section 8.09.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Section 8.10.    JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Section 8.11.    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68



SCHEDULES:

Schedule I      --Notice Information for Banks
Schedule 5.02(a)--Existing Liens
Schedule 5.02(c)--Existing Indebtedness of Material Subsidiaries
Schedule 5.02(e)--Existing Restrictions on Dividends, Advances and
                  Investments


EXHIBITS:

Exhibit A  --Form of Note
Exhibit B  --Form of Notice of Borrowing
Exhibit C  --Form of TGPL Guaranty
Exhibit D  --Form of TXG Guaranty
Exhibit E  --Form of Opinion of Counsel to the Borrower
Exhibit F  --Form of Opinion of Special Counsel to the Agent
Exhibit G  --Form of Opinion of Special New York Counsel
             to the Agent
Exhibit H  --Form of TGPL Solvency Certificate
Exhibit I  --Form of TXG Solvency Certificate
Exhibit J  --Form of Assignment and Acceptance
Exhibit K  --Subordination Terms

                     AMENDED AND RESTATED CREDIT AGREEMENT
                         Dated as of December 31, 1993


         Transco Energy Company, a Delaware corporation (the "Borrower"), the lenders party hereto, Citibank, N.A., as Agent hereunder, and Bank of Montreal, as Co-Agent hereunder agree as follows:

                             PRELIMINARY STATEMENTS

         1. The Borrower, the Agent, the Co-Agent, and certain of the Banks previously entered into a Credit Agreement dated as of December 31, 1991 (as previously amended, the "1991 Credit Agreement") pursuant to which the Banks committed to make Revolving Advances and Term Advances (as such terms are defined in the 1991 Credit Agreement) to the Borrower on the terms and conditions set forth therein. All Term Advances have subsequently been paid in full.

         2. The Borrower has requested the Banks to further amend the 1991 Credit Agreement in order to eliminate references to the Term Advances and to revise certain other terms thereof and the Banks have agreed to do so on the terms and conditions set forth herein.

         3. The parties hereto have agreed to restate the 1991 Credit Agreement as amended in its entirety for clarity only, and this Amended and Restated Credit Agreement constitutes for all purposes an amendment to the 1991 Credit Agreement and not a new or substitute agreement and each reference to an "Advance" herein shall include each Advance made heretofore under the 1991 Credit Agreement as well as each Advance made hereafter under this Amended and Restated Credit Agreement.

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Certain Defined Terms. As used in this Agreement, the term "Borrower" shall have the meaning set forth above and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Advance" means an advance by a Bank to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such

Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

         "Agent" means Citibank in its capacity as agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.06.

         "Agreement" means this Amended and Restated Credit Agreement dated as of December 31, 1993 among the Borrower, the Banks, the Agent, and the Co-Agent, as amended from time to time in accordance with the terms hereof, which is an amendment and restatement of the 1991 Credit Agreement.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "Applicable Margin" means as to any Advance, the rate per annum set forth in the following table for the relevant Type of such Advance and for the relevant Rating Category applicable to the Borrower from time to time:

         (a) if, after giving effect to the requested Borrowing, total outstanding Advances are equal to or less than fifty percent (50%) of the
Commitments:

Rating                                        Eurodollar Rate               Base Rate
Category                                          Advance                    Advance
- --------                                          -------                    -------
One                                                7/16%                      0
Two                                                7/8%                       0
Three                                              1-3/8%                     3/8%
Four                                               1-7/8%                     7/8%

         (b) if, after giving effect to the requested Borrowing, total outstanding Advances are greater than fifty percent (50%) of the Commitments:

Rating                                        Eurodollar Rate                Base Rate
Category                                          Advance                     Advance
- --------                                          -------                     -------
One                                                9/16%                       0
Two                                                1-1/8%                      1/8%
Three                                              1-5/8%                      5/8%
Four                                               2-1/2%                      1-1/2%

The Applicable Margin for any Advance shall change when and as the relevant Rating Category applicable to the Borrower changes and shall change when and as the total outstanding Advances as a percentage of total Commitments fluctuates above, equal to or below 50%. For example, if total outstanding Advances are less than fifty percent (50%) of Commitments and the Borrower borrows on October 15 of a year a Eurodollar Rate Advance and the Rating Category applicable to the Borrower from October 15 to October 20 of such year was Rating Category Three and on and after October 20 of such year was Rating Category Four, the Applicable Margin for such Advance would be 1-3/8% from October 15 to October 20 and 1-7/8% on and after October 20 of such year.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit J.

         "Banks" means the lenders listed on the signature pages hereof and each Eligible Assignee that becomes a party hereto pursuant to Section 8.07.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

         (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

         (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business
Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/8 of one percent or if there is no nearest 1/8 of one percent, to the next higher 1/8 of one percent; or

         (c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

         "Base Rate Advance" means an Advance which bears interest as provided in Section 2.06(a).

         "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Banks pursuant to Section 2.01.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Houston, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capitalized Lease Obligations" means, for any Person, all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (by SARA or otherwise), set forth at 42 U.S.C. Section Section 9601 et seq (1988), state and local analogs and all rules and regulations promulgated thereunder, in each case as now or hereafter in effect.

         "Citibank" means Citibank, N.A., a national banking association.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

         "Commitment" has the meaning specified in Section 2.01.

         "Consolidated" refers to the consolidation of the accounts of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the Financial Statements.

         "Consolidated Cash Flow" of the Borrower means for any period the Consolidated Operating Income of the Borrower and its Consoli-dated Subsidiaries for such period plus (i) the Consolidated depreciation and amortization expense included in calculating Consolidated Operating Income of the Borrower and its Consolidated Subsidiaries for such period, plus (ii) any other non-cash charges included in calculating Consolidated Operating Income of the Borrower and its Consolidated Subsidiaries for such period reducing such Consolidated Operating Income, minus (iii) non-cash items included in calculating Consolidated Operating Income of the Borrower and its Consolidated Subsidiaries for such period increasing such Consolidated Operating Income.

         "Consolidated Interest Expense" for the Borrower means for any period the amount (net of interest income) which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption as reflected in Borrower's Consolidated income statement for such period prepared on substantially the same basis as Borrower's Consolidated income statement for its fiscal year ended December 31, 1992, or as set forth in the Borrower's Form 10-K for its fiscal year 1992.

         "Consolidated Net Income" of the Borrower means for any period the Consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall be (a) excluded therefrom (i) the net income (or loss) of any Person acquired by the Borrower or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, (ii) the net income (but not net loss) of any Person which is subject to any restriction which prevents the payment of dividends or the making of distributions to the Borrower or any Subsidiary to the extent of such restrictions, (iii) after-tax gains or losses on the sale, transfer or other disposition of any Property by the Borrower or its Consolidated Subsidiaries not in the ordinary course of business, (iv) all extraordinary gains and extraordinary losses, net of applicable income taxes, and (v) any item constituting the cumulative effect of a change in accounting principles, net of applicable income taxes, and (b) included therein (to the extent not otherwise included therein, and subject to the limitation set forth in clause (a)(ii) of this definition) the Borrower's interest, determined in accordance with GAAP, in the net income (or loss) of any Person in which the Borrower or any Subsidiary owns an interest and which is not a Consolidated Subsidiary, as set forth opposite the caption "equity in earnings of unconsolidated affiliates" or any like caption as reflected in Borrower's Consolidated income statement for such period prepared on substantially the same basis as Borrower's Consolidated income statement for its fiscal year ended December 31, 1992, or as set forth in the Borrower's Form 10-K for its fiscal year 1992.

         "Consolidated Net Worth" means the sum of, without duplication, (i) the Consolidated common stockholders' equity of the Borrower and its Consolidated Subsidiaries plus (ii) the aggregate stated value of all Preferred Stock of the Borrower and Material Subsidiaries issued prior to September 30, 1993 and held by Persons other than the Borrower or any Subsidiary plus (iii) Preferred Stock of the Borrower ("New Preferred Stock") held by Persons other than the Borrower or any Subsidiary which is exchanged for, or substantially all of the proceeds of which are used to acquire and retire, any Preferred Stock outstanding on September 30, 1993 (or any extension or renewal thereof), in an aggregate liquidation preference not to exceed the liquidation preference of such Preferred Stock so exchanged, or acquired and retired and provided that the New Preferred Stock by its terms, or by the terms of any agreement or instrument pursuant to which such New Preferred Stock is issued, (x) does not provide for payments of liquidation value at the stated maturity of such New Preferred Stock or by way of a sinking fund applicable to such New Preferred Stock or by way of any mandatory redemption, retirement or repurchase of such New Preferred Stock (including any redemption, retirement or repurchase which is contingent upon events or circumstances) prior to December 31, 1996 and (y) does not permit redemption or other retirement of such New Preferred Stock at the option of the holder thereof prior to December 31, 1996, other than a redemption or other retirement at the option of the holder of such New Preferred Stock (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon the change of control of the Borrower plus
(iv) 100% of the aggregate after-tax loss on disposition not in the ordinary course of business after the date of this Agreement of any asset of the Borrower or any Consolidated Subsidiary plus (v) the cumulative after-tax amount not exceeding $100,000,000 of the Magnolia Charge to be taken by the Borrower, provided, however, if the Magnolia Charge exceeds $100,000,000, then the amount of such excess over $100,000,000 shall be included in the calculation of Consolidated Net Worth until the earlier to occur of (a) the sale by the Borrower of a minimum of $100,000,000 of common stock of the Borrower after the date of this Agreement, or (b) December 31, 1994, all as determined in accordance with GAAP.

         "Consolidated Operating Income" of the Borrower means for any period the Consolidated operating income (or loss) of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP and set forth opposite the caption "Operating Income (Loss)" or any like caption on a Consolidated income statement of the Borrower and its Consolidated Subsidiaries for such period prepared on substantially the same basis as Borrower's and its Consolidated Subsidiaries' income statement for its fiscal year ended December 31, 1992, or as set forth in the Borrower's

Form 10-K for its fiscal year 1992; provided, however, that there shall be (a) excluded therefrom (to the extent otherwise included therein) (i) the operating income (or loss) of any Person acquired by the Borrower or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, (ii) the operating income (but not loss) of any Person which is subject to any restriction which prevents the payment of dividends or the making of such distributions to the Borrower or any Subsidiary to the extent of such restrictions, (iii) pre-tax gains or losses on the sale, transfer or other disposition of any Property by the Borrower or its Consolidated Subsidiaries not in the ordinary course of business, (iv) all extraordinary gains and extraordinary losses, prior to applicable income taxes, and (v) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes, and (b) included therein (to the extent not otherwise included therein, and subject to the limitation set forth in clause
(a)(ii) of this definition) the Borrower's interest, determined in accordance with GAAP, in the income (or loss) of any Person in which the Borrower or any Subsidiary owns an interest and which is not a Consolidated Subsidiary, as set forth opposite the caption "equity in earnings of unconsolidated affiliates" or any like caption as reflected in Borrower's Consolidated income statement for such period prepared on substantially the same basis as Borrower's Consolidated income statement for its fiscal year ended December 31, 1992, or as set forth in the Borrower's Form 10-K for its fiscal year 1992.

         "Consolidated Subsidiaries" of the Borrower means all Persons that would be accounted for as consolidated Persons in the Borrower's financial statements in accordance with GAAP.

         "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.14.

         "Co-Agent" means Bank of Montreal in its capacity as Co-Agent hereunder.

         "Default" means any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "Eligible Assignee" means any Bank and, with the consent of the Agent and the Borrower (which consent will not be unreasonably withheld), any other Person.

         "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. Section 9601(8) (1988).

         "Environmental Protection Statute" means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or agreement (all as amended from time to time) arising from, in connection with, or relating to the pollution, protection or regulation of the Environment or the protection or regulation of health or safety, whether the foregoing are required or promulgated by any government or agency or other authority of or in the United States of America (whether local, state, or federal) or any foreign country or subdivision thereof, including without limitation, CERCLA, RCRA and other laws, statutes, ordinances, rules and regulations relating to the disposal, removal, remediation, production, storing, refining, handling, transferring, processing, recycling or transporting of or exposure to Hazardous Materials, wherever located, and any rule, regulation or decision issued or promulgated in connection with such laws, statutes, ordinances, rules or regulations by any government, agency or other authority of or in the United States of America (whether local, state or federal) or of any foreign country or subdivision thereof, in each case as now or hereafter in effect.

         "EPA" means the United States Environmental Protection Agency, or any successor thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

         "ERISA Liabilities" means at any time the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the Consolidated balance sheet of the Borrower and its Subsidiaries under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87 as such Statement may from time to time be amended, modified or supple-mented, or under any successor statement issued in replacement thereof.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period.

         "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.06(b).

         "Eurodollar Rate Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Event of Default" has the meaning specified in Section 6.01.

         "Executive Officer" (whether or not capitalized) means the president, secretary, treasurer, principal financial officer, principal accounting officer and each vice-president of the Borrower or any Material Subsidiary and each other person who performs similar policy making functions for the Borrower or any Material Subsidiary.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

         "Financial Statements" means the Consolidated and consolidating balance sheets and other financial statements of the Borrower and its Subsidiaries dated September 30, 1993 referred to in Section 4.01(e), copies of which have been delivered to the Agent and the Banks listed on the signature pages hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03; provided, however, that for purposes of the definitions herein of Consolidated Cash Flow, Consolidated Interest Expense, Consolidated Net Income and Consolidated Operating Income, so long as Transco Coal is a Subsidiary it shall be treated as a Consolidated Subsidiary even if it shall be treated as a discontinued operation pursuant to GAAP.

         "Guaranties" mean the TGPL Guaranty and the TXG Guaranty.

         "Hazardous Materials" means (i) any substance or material identified as a hazardous substance pursuant to CERCLA; (ii) any substance or material regulated as a hazardous or solid waste pursuant to RCRA; and (iii) any other material or substance regulated under any Environmental Protection Statute. "Hazardous Materials" shall include, without limitation, pollutants, contaminants, toxic substances, radioactive materials, oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

         "Indebtedness" means, for any Person, (a) its liabilities for borrowed money or the deferred purchase price of Property or services (other than current accounts and salaries payable or accrued in the ordinary course of business), (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) Capitalized Lease Obligations of such Person, and (d) all Indebtedness of others (i) which is secured by any Lien on

Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness or (ii) the payment, purchase or other acquisition or obligation of which such Person has assumed, or the payment, purchase or acquisition or obligation of which such Person has otherwise become directly or contingently liable.

         "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

         (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

        (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

       (iii) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

        (iv) the Borrower may not select an Interest Period for any Advance if the last day of such Interest Period would be later than the Termination Date.

         "Investment" means, as applied to any Person, any direct or indirect
(i) purchase or other acquisition by such Person of any interest in stock or other securities of any other Person, (ii) loan or advance by such Person to any other Person, including, without limitation, all Indebtedness owed to such Person by any other Person, (iii) guaranty, assumption or other incurrence of liability by such Person of any Indebtedness or other obligation of any other Person, or (iv) capital contribution or other investment by such Person in any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Letter of Credit Facility" means the Reimbursement Agreement dated as of December 31, 1993 among the Borrower, the lenders parties thereto, and Bank of Montreal as agent and issuing bank, which provides for letters of credit to be issued for the account of Borrower in an aggregate face amount not to exceed $50,000,000 at any time, as amended from time to time in accordance with the terms thereof.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

         "Loan Documents" means this Agreement, the Notes, the Guaranties and each other agreement, instrument or document executed at any time in connection with this Agreement.

         "Magnolia Charge" means any charge to be taken by the Borrower after September 30, 1993 with respect to the Borrower's Investment in the coal bed methane properties held by Magnolia Methane Company and the natural gas pipeline held by Magnolia Pipeline Company.

         "Material Subsidiary" means each of TGC, TGPL and TXG.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and more than one employer other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "Net Cash Proceeds" means all consideration (valued at fair market value if other than cash) received by the Borrower or any Subsidiary at any time as a result of or in connection with any sale of capital stock or other equity securities of the Borrower or such Subsidiary, as the case may be, net of all reasonable fees, commissions, underwriting discounts and expenses incurred by the Borrower in such sale.

         "1991 Credit Agreement" means the Credit Agreement dated as of December 31, 1991, as amended prior to the date hereof, among the Borrower, the lenders parties thereto, Citibank, N.A. as agent thereunder and Bank of Montreal as co-agent thereunder.

         "Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank.

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

         "Plan" means an employee benefit plan (other than a Multiemployer
Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

         "Preferred Stock" means, (i) as applied to any partnership, partnership interests in such partnership which shall be entitled to preference or priority over any other partnership interest in such partnership in respect of any distribution of cash, property or other assets and (ii) as applied to any corporation, shares of capital stock of such corporation which shall be entitled to preference or priority over any other shares of capital stock of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

         "Property" or "asset" (in each case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Rating Category" means any of Rating Category One, Rating Category Two, Rating Category Three or Rating Category Four.

         "Rating Category One" is applicable to the Borrower at such times as the senior unsecured long-term debt of the Borrower is rated BBB- or better by S&P and Baa3 or better by Moody's.

         "Rating Category Two" is applicable to the Borrower at such times as
(a) Rating Category One is not applicable to the Borrower and (b) the senior unsecured long-term debt of the Borrower is rated BB+ or better by S&P and Ba1 or better by Moody's.

         "Rating Category Three" is applicable to the Borrower at such times as
(a) neither Rating Category One nor Rating Category Two is applicable to the Borrower and (b) the senior unsecured long-term debt of the Borrower is rated B or better by S&P and B2 or better by Moody's.

         "Rating Category Four" is applicable to the Borrower at such times as
(a) the senior unsecured long-term debt of the Borrower is rated B- or lower by S&P or B3 or lower by Moody's or (b) the Borrower is Unrated.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended from time to time, set forth at 42 U.S.C. Section 6901 et seq
(1988), state and local analogs and all rules and regulations promulgated thereunder, in each case as now or hereafter in effect.

         "Register" has the meaning specified in Section 8.07(c).

         "Regulation G" means Regulation G of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Required Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the total Commitments (provided, however, that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Bank, shall be included in (i) the Banks holding such amount of the Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments).

         "Restricted Preferred Stock" means (a) Preferred Stock of the Borrower which (i) was issued on or after September 30, 1993 and (ii) is subject to redemption or other retirement or to conversion (other than conversion to common stock), in whole or in part, at the option of the holder thereof (unless such option may only be exercised on a fixed or determinable date or dates after December 31, 1996) or at a fixed or determinable date or dates prior to or on December 31, 1996, except any redemption or other retirement at the option of the holder of such Preferred Stock (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon the change of control of the Borrower and (b) Preferred Stock of the Borrower which (i) was issued prior to September 30, 1993, (ii) became outstanding on or after September 30, 1993, and (iii) is subject to redemption or other retirement or to conversion (other than conversion to common stock), in whole or in part, at the option of the holder thereof (unless such option may only be exercised on a fixed or determinable date or dates after December 31, 1996) or at a fixed or determinable date or dates prior to or on December 31, 1996, except any redemption or other retirement at the option of the holder of such Preferred Stock (including, pursuant to an offer to purchase made by the Borrower) which is conditioned upon the change of control of the Borrower.

         "Restricted Subsidiary" means (i) each Material Subsidiary and (ii) each subsidiary of a Material Subsidiary other than Transco Gas Marketing Company and Transco Gas Gathering Company and each of their respective subsidiaries.

         "SARA" means the Superfund Amendments and Reauthorization Act of 1986.

         "S&P" means Standard & Poor's Corporation.

         "Subsidiary" means any corporation (including a business trust), partnership, joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation or, in the case of any other entity, a majority of the Persons performing similar functions (irrespective of whether or not at the time capital stock, securities or other ownership interests of any other class or classes of such corporation or such other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "Subsidiary of a Material Subsidiary" means any corporation (including a business trust), partnership, joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation or, in the case of any other entity, a majority of the Persons performing similar functions (irrespective of whether or not at the time capital stock, securities or other ownership interests of any other class or classes of such corporation or such other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by one or more of the Material Subsidiaries, by one or more of the Material Subsidiaries and one or more subsidiaries of a Material Subsidiary or by one or more subsidiaries of a Material Subsidiary.

         "Termination Date" means December 31, 1996, or such earlier date of termination in whole of the Commitments pursuant to Section 2.04, Section 2.13 or Section 6.01.

         "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the
PBGC), or an event described in Section 4062(e) of ERISA, (ii) the distribution of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (iv) any other event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "TGC" means Transco Gas Company, a Delaware corporation.

         "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

         "TGPL Guaranty" means the Amended and Restated Guaranty dated as of the date hereof duly executed and delivered to the Agent by TGPL in substantially the form of Exhibit C, as amended from time to time in accordance with the terms thereof.

         "Transco Coal" means Transco Coal Company, a Delaware corporation.

         "TXG" means Texas Gas Transmission Corporation, a Delaware corporation.

         "TXG Guaranty" means the Amended and Restated Guaranty dated as of the date hereof duly executed and delivered to the Agent by TXG in substantially the form of Exhibit D, as amended from time to time in accordance with the terms thereof.

         "Type" has the meaning specified in the definition of Advance.

         "Unrated" means that the senior unsecured long-term debt of the Borrower either is not rated by S&P or is not rated by Moody's.

         "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements.

         Section 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

         Section 1.05 Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the effective date of any change in such rating. In the event the standards for the rating "BBB-", "BB+", "B" or "B-", in the case of a rating by S&P, or the standards for the rating "Baa3", "Ba1", "B2" or "B3", in the case of a rating by Moody's, are revised, or such ratings are designated differently (such as by changing letter designations to numerical designations) and Moody's or S&P, as the case may be, does not state at the time of the designation what the equivalent ratings are, then the references herein to "BBB-", "BB+", "B", "B-", "Baa3", "Ba1", "B2" or "B3", as the case may be, shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Required Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of the Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of the Borrower Ba1 and other such debt of the Borrower Ba2, the senior unsecured long-term debt of the Borrower shall be deemed to be rated Ba2 by Moody's.


                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

         Section 2.01.    The Advances.

         (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on the signature pages hereof as its Commitment, or if such Bank has entered into any Assignment and Acceptance, set forth for such Bank as its Commitment in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Bank's "Commitment").

         (b) Each Borrowing shall be in an aggregate amount not less than $5,000,000 and in an integral multiple of $1,000,000 and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.08 and reborrow under this Section 2.01.

         Section 2.02.    Making the Advances.

         (a) Borrowing Procedure. Each Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) on the date (which shall be a Business Day) of a proposed Borrowing comprised of Base Rate Advances and not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of a proposed Borrowing comprised of Eurodollar Rate Advances, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, telecopier or telex, confirmed immediately in writing, in substantially the form of Exhibit B, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing (if any Bank has given notice pursuant to clause (b) or clause (d) of Section 2.13, then until all Banks which have given such notice are paid in full, the Advances must be Base Rate Advances), (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. The Agent shall promptly notify the Borrower and each Bank of the applicable interest rate determined by the Agent under Section 2.06. Each Bank (other than Banks which have given notice pursuant to clause (c) of Section 2.13) shall, before 12:00 noon (New York City time) on the date of each Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in
Section 8.02, in same day funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the general deposit account of the Borrower with the Agent.

         (b) Certain Limitations. Notwithstanding any other provision in this Agreement:

         (i) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Rate Advances;

        (ii) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000;

       (iii) if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (I) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and (II) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.14;

        (iv) if, with respect to any Eurodollar Rate Advances, the Required Banks shall notify the Agent either (A) that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, or (B) that after making all reasonable efforts, Dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, or it is otherwise impossible to have Eurodollar Rate Advances, the Agent shall forthwith so notify the Borrower and the Banks, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist;

         (v) at least three Business Days prior to the delivery to the Agent pursuant to Section 2.02(a) of a Notice of Borrow-ing requesting any Borrowing comprised of Eurodollar Rate Advances with an Interest Period having a duration of six months or pursuant to Section 2.14 of a notice of Conversion into Eurodollar Rate Advances with an Interest Period having a duration of six months, the Borrower shall notify the Agent of such proposed Borrowing or Conversion, as the case may be, setting forth the information required by Section 2.02(a) or
                 Section 2.14, as the case may be, with respect thereto, and the Agent shall promptly notify each Bank of the Borrower's intention to select such an Interest Period; and if, at least one Business Day before the day on which a Notice of Borrowing with respect to the proposed Borrowing is otherwise required to be delivered to the Agent pursuant to Section 2.02(a) or four Business Days before the proposed Conversion pursuant to
                 Section 2.14, as the case may be, any Bank notifies the Agent that it is not willing to fund or Convert, as the case may be, its Advance for such Interest Period, the Agent shall so advise the Borrower and the Borrower shall select an alternative Interest Period with a duration of one, two or three months for such Borrowing or, in the case of a proposed Conversion with a six month Interest Period, either select an alternative Interest Period with a duration of one, two or three months or not Convert into Eurodollar Rate Advances;

        (vi) if the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, or if there shall be a Default or an Event of Default, the Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances; and

       (vii) if the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (c) Notice Irrevocable. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of (i) in the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, or any failure to borrow for any other reason, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date, (ii) any notice having been given by a Bank to the Agent as described in Section 2.02(b)(iii), or (iii) any notice having been given by the Required Banks to the Agent as described in Section 2.02(b)(iv).

         (d) Agent Reliance. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

         (e) Obligations of Banks Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

         (f) Notes. The indebtedness of the Borrower to each Bank resulting from Advances owing to such Bank shall be evidenced by the Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A hereto.

         Section 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Bank a facility fee on such Bank's Commitment, whether or not used, from the date hereof in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing March 31, 1994 and on the Termination Date, at the rates as follows:
(i) if Rating Category One is applicable to Borrower, at 5/16 of one percent (5/16%) per annum of the aggregate Commitments (regardless of usage of the facility herein provided), and (ii) if any other Rating Category (other than Rating Category One) is applicable to Borrower, at 1/2 of one percent (1/2%) per annum of the aggregate Commitments (regardless of usage of the facility herein provided).

         (b) Participation Fee. The Borrower agrees to pay on the date of this Agreement to each Bank listed on the signature pages hereof a participation fee in an amount equal to the amount set forth beside such Bank's name below:

                                                                         Participation
     Bank                                                                 Fee Amount
     ----                                                                -------------
Citibank, N.A.                                                             $300,000
Bank of Montreal                                                           $200,000
The Bank of Nova Scotia                                                    $187,500
Barclays Bank, PLC                                                         $150,000
The Chase Manhattan Bank (National Association)                            $150,000
Chemical Bank                                                              $150,000
Bank of America National Trust
  and Savings Association                                                   $75,000
The Bank of New York                                                        $75,000
The First National Bank of Boston                                           $75,000
NationsBank of Texas, N.A.                                                  $75,000
Continental Bank N.A.                                                       $60,000
Swiss Bank Corporation, New York Branch                                     $60,000
CIBC Inc.                                                                   $60,000
The Nippon Credit Bank, Ltd.                                                $40,000
Societe Generale, Southwest Agency                                          $40,000.

         (c) Fees under 1991 Credit Agreement. The Borrower agrees to pay to each lender party to the 1991 Credit Agreement that is not a party to this Agreement all interest, fees and other amounts owed through January 10, 1994 to such lender party under the 1991 Credit Agreement. Except as provided in this
Section 2.03(c), the Borrower shall not incur, as of the date hereof, any interest, fees or other charges under the 1991 Credit Agreement.

         Section 2.04. Reduction of Commitments. The Borrower shall have the right at any time and from time to time, upon at least three Business Days' written notice to the Agent, to terminate in whole or reduce ratably in part the aggregate Commitments of the Banks; provided that each partial reduction shall be in the minimum aggregate amount of $25,000,000 and in an integral multiple of $5,000,000; and provided further that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding. On the date that any Commitment of any Bank is terminated (whether pursuant to this Section 2.04, Section 2.13 or otherwise) the amount of such Commitment shall permanently be reduced to zero. Any termination or reduction of any of the Commitments shall be permanent.

         Section 2.05. Repayment of the Advances. The Borrower shall repay the outstanding principal amount of each Advance owing to each Bank in accordance with the Note to the order of such Bank.

         Section 2.06. Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times (subject to Section 2.13 and Section 8.05) to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (subject to Section 2.13 and Section 8.05) to three percent (3%) per annum above the Base Rate in effect from time to time.

         (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times (subject to Section 2.13 and Section 8.05) during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (subject to Section 2.13 and Section 8.05) to the greater of (x) three percent (3%) per annum above the Base Rate in effect from time to time and (y) three percent (3%) per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

         Section 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to the Agent for the account of each Bank, so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the Agent.

         Section 2.08. Prepayments. The Borrower shall have no optional right to prepay any principal amount of any Advance other than as provided in this Section 2.08 and Section 2.10(b). The Borrower may, upon notice to the Agent, given not later than 11:00 a.m. (New York City time) on the date of a prepayment of Base Rate Advances, and upon at least three Business Days' prior notice to the Agent in the case of a prepayment of Eurodollar Rate Advances, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and an integral multiple of $1,000,000, and after giving effect thereto no Borrowing then outstanding shall have a principal amount of less than $5,000,000; and (y) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(b).

         Section 2.09.    Payments and Computations.

         (a) Procedure for Payments by Borrower. The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or facility fees ratably (other than amounts payable pursuant to Section 2.07 or Section 2.13) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment, the Borrower shall notify the Agent of the Advances to which such payment shall apply. In the absence of such notice the Agent may specify the Advances to which such payment shall apply.

         (b) Computation of Interest and Fees. All computations of interest based on clause (a) of the definition of Base Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks or the Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.07, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Payment on Non-Business Days. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Agent Reliance. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         (e) Interest on Overdue Amounts. Any overdue interest, fees or any other amount due hereunder (other than as provided in Section 2.06 hereof) shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate per annum equal at all times (subject to Section 8.05) to three percent (3%) per annum above the Base Rate in effect from time to time.

         Section 2.10.    Increased Costs and Capital Requirements.

         (a) Change of Law. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank (excluding in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (b) Right to Prepay. The Borrower shall have the right upon receipt of any notice referred to in subsection (a) above, from any Bank, upon three Business Days notice to the Banks, to prepay or Convert in full all Eurodollar Rate Advances that are part of the same Borrowing which includes the Eurodollar Rate Advances which are the subject of such notice, together with any accrued interest thereon, provided, however, that any such prepayment or Conversion shall be accompanied by payment of (x) the amount, accrued to the date of prepayment or Conversion, required to compensate the Bank which delivered such notice for increased costs or reduced amounts in accordance with subsection (a) above, (y) any amounts required to compensate any Bank for any additional costs or expenses then determinable which it may incur as a result of such prepayment or Conversion, and (z) any amounts payable pursuant to
Section 8.04(b).

         (c) Capital Adequacy. If any Bank determines that either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) compliance by such Bank with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.11.    Taxes.

         (a) No Deduction for Certain Taxes. Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Each Bank represents and warrants to the Borrower that on the date hereof such Bank and its Eurodollar Lending Office are entitled to a reduction of the United States withholding tax on interest to zero. If such representation and warranty is untrue as to any Bank, the Borrower shall not be obligated to reimburse such Bank under this Section 2.11(a) with respect to such withholding tax on interest for the period from the date hereof until the date such Bank is entitled to reduction of such withholding tax to zero, and, to the extent, if any, that such Bank shall have received such reimbursement, it shall repay the amount thereof to the Borrower.

         (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or the Guaranties or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Guaranties or the Notes (hereinafter referred to as "Other Taxes").

         (c) Indemnification. The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments under any indemnification provided for in this Section 2.11(c) shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. If any Taxes or Other Taxes are asserted to be due from any Bank or the Agent, such Bank or the Agent (as the case may be) will notify the Borrower (with a copy to the

Agent) of such claim. Such Bank or the Agent (as the case may be) may pay such asserted taxes, and the Borrower will indemnify such Bank or the Agent (as the case may be) for such payments or any liability (including any interest, penalties and expenses in connection therewith) arising therefrom or with respect thereto (whether or not such Taxes or Other Taxes are correctly or legally asserted), with interest thereon at a rate calculated as if such payments constituted overdue amounts of principal of Base Rate Advances as of the date of making such payments, unless within 10 days after its receipt of such notification, the Borrower pays such asserted taxes (and supplies such Bank or the Agent (as the case may be) with evidence of such payment) or (i) the Borrower notifies such Bank or the Agent (as the case may be) that it intends to contest in good faith and by appropriate proceedings the claim for such taxes asserted against such Bank or the Agent (as the case may be), (ii) counsel for such Bank or the Agent (as the case may be) advises such Bank or the Agent (as the case may be) that it may withhold such payment without incurring thereby any additional legal liability (other than an obligation to pay interest thereon) and (iii) the Borrower indemnifies such Bank or the Agent (as the case may be) for any additional interest, payment, expenses or liabilities incurred by reason of its failure to make such payment when originally asserted.

         (d) Evidence of Tax Payments. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof (and the Agent will forward a copy of such receipt to any Bank referenced in the receipt).

         (e) Foreign Bank Withholding Exemption. Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of the initial Borrowing in the case of each such Bank listed on the signature pages hereof and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other foreign Bank, and from time to time thereafter if requested by the Borrower or the Agent, shall (unless otherwise prohibited by law) provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes and the Guaranties or other documents satisfactory to the Borrower and the Agent indicating that all payments to be made to such Bank hereunder and under the Notes and the Guaranties are subject to such taxes at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder and under the Notes and the Guaranties are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

         (f) Bank Obligation to Mitigate. Any Bank claiming additional amounts payable pursuant to this Section 2.11 shall make reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         (g) Survival of Obligations. Without prejudice to the survival of any other agreement of the Borrower or the Banks hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.11 shall survive the termination of the Commitments and this Agreement and the payment in full of principal and interest hereunder and under the Notes and the Guaranties.

         Section 2.12.    Sharing of Payments, Etc.

         (a) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, collection on the Guaranties or otherwise) on account of the principal of or interest on the Advances made by it (other than pursuant to Section 2.07) in excess of its ratable share of payments on account of the principal of or interest on the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

         (b) The Borrower agrees that any Bank purchasing a participation from another Bank pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights hereunder (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13. Optional Termination. Notwithstanding anything to the contrary in this Agreement, if (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) during any period of up to 24 consecutive months, commencing on, before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (or who were appointed or nominated for election by individuals who at the beginning of such period were a majority of such directors, but excluding any such Person originally proposed for election in opposition to the board of directors of the Borrower in office on the date hereof in an actual or threatened election contest relating to the election of the directors of the Borrower (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) and whose initial assumption of office resulted from such contest or the settlement thereof) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or (iv) any condition or event constituting a change of control of the Borrower for purposes of permitting any holder of Preferred Stock of the Borrower to exercise a right of redemption or other retirement (including pursuant to an offer to purchase made by the Borrower) or conversion (other than conversion to common stock), in whole or in part, of such Preferred Stock; then, in such event, (a) the rate of interest with respect to each Advance then outstanding or which thereafter becomes outstanding shall immediately and automatically increase by one-half of one percent (1/2%), (b) the Agent shall at the request, or may with the consent, of the Required Banks, by telephonic, telex or other notice to the Borrower, declare the Notes payable to the Banks, all interest thereon and all other amounts payable under this Agreement to the Banks to be due and payable, whereupon such Notes, interest and other amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, and (c) the Agent shall at the request, or may with the consent, of the Required Banks, by telephonic, telex or other notice to the Borrower, declare the Commitments and the obligations of the Banks to make Advances hereunder to be immediately terminated (whereupon the same shall immediately terminate), in the case of each of the matters described in clauses (a)-(c) above, without presentment, demand, protest or further notice (including, without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are hereby expressly waived by the Borrower.

         Section 2.14. Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent no later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.02, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (i) any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, (ii) no Advances may be Converted into Eurodollar Rate Advances if any Bank has given notice pursuant to clause (b) or clause (d) of Section 2.13 until all Banks which have given such notice are paid in full, (iii) Advances comprising a Borrowing may not be Converted into Eurodollar Rate Advances if the outstanding principal amount of such Borrowing is less than $10,000,000, and (iv) no Advances may be Converted into an Eurodollar Rate Advance if any Default or Event of Default is then existing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.


                                  ARTICLE III
                             CONDITIONS OF LENDING

         Section 3.01. Condition Precedent to Initial Advances. The obligation of each Bank to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and

(except for the Notes and the Guaranties) in sufficient copies for each Bank:

         (a) The Notes payable to the order of the respective Banks, duly executed by the Borrower.

         (b) The TGPL Guaranty duly executed by TGPL and the TXG Guaranty duly executed by TXG.

         (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes and the other Loan Documents to be executed by the Borrower and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other Loan Documents to be executed by the Borrower; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Borrower as in effect on such date; and (iii) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to be executed by the Borrower.

         (d) A certificate of the Secretary or an Assistant Secretary of TGPL certifying (i) copies of the resolutions of the Board of Directors of TGPL approving the TGPL Guaranty and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the TGPL Guaranty; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of TGPL as in effect on such date; and
(iii) the names and true signatures of the officers of TGPL authorized to sign the TGPL Guaranty.

         (e) A certificate of the Secretary or an Assistant Secretary of TXG certifying (i) copies of the resolutions of the Board of Directors of TXG approving the TXG Guaranty and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the TXG Guaranty; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of TXG as in effect on such date; and
(iii) the names and true signatures of the officers of TXG authorized to sign the TXG Guaranty.

         (f) An opinion of Molly S. Williams, Vice President, Associate General Counsel and Assistant Secretary of the Borrower, substantially in the form of Exhibit E and as to such other matters as any Bank through the Agent may reasonably request.

         (g) An opinion of Bracewell & Patterson, L.L.P. special counsel to the Agent, substantially in the form of Exhibit F.

         (h) An opinion of King & Spalding, special New York counsel to the Agent, substantially in the form of Exhibit G.

         (i) A certificate of an officer of the Borrower certifying that the 1991 Credit Agreement has been amended, restated and replaced by this Agreement and that all interest, fees and other amounts owed thereunder have been paid in full. Each Bank hereby waives the requirements of notice, if any, contemplated by Sections 2.05 and 2.09, respectively, of the 1991 Credit Agreement.

         (j) A certificate of the chief financial officer of TGPL in substantially the form of Exhibit H.

         (k) A certificate of the chief financial officer of TXG in substantially the form of Exhibit I.

         Section 3.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

         (i) the representations and warranties contained in Section 4.01, the representations and warranties set forth in Section 5 of the TGPL Guaranty and the representations and warranties set forth in Section 5 of the TXG Guaranty are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

        (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) Corporate Existence. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own its Properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction in which it owns a material amount of Property or conducts a material amount of business and in which such qualification is necessary. Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its Properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction in which it owns a material amount of Property or conducts a material amount of business and in which such qualification is necessary.

         (b) Corporate Power. The execution, delivery and performance by the Borrower of each Loan Document (other than the Guaranties) and the consummation of the transactions contemplated hereby (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Borrower's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting the Borrower, and (iv) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing hereunder, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Borrower's certificate of incorporation or by-laws, (ii) any applicable rule, regulation, order, writ, injunction or decree, or (iii) law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         The execution, delivery and performance by TGPL of the TGPL Guaranty and the consummation of the transactions contemplated thereby (i) are within TGPL's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) TGPL's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting TGPL, and
(iv) will not result in or require the creation or imposition of any Lien prohibited by this Agreement or the TGPL Guaranty.

         The execution, delivery and performance by TXG of the TXG Guaranty and the consummation of the transactions contemplated thereby (i) are within TXG's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) TXG's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting TXG, and (iv) will not result in or require the creation or imposition of any Lien prohibited by this Agreement or the TXG Guaranty.

         (c) Authorization and Approvals. No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Loan Documents (other than the Guaranties), or for the consummation of the transactions contemplated hereby. At the time of each Borrowing hereunder, no authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for such Borrowing or the use of the proceeds of such Borrowing. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable the Borrower and each Material Subsidiary to carry on any material aspect of the business in which it is presently engaged or to enable the Borrower to perform its obligations under the Loan Documents have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by the Borrower under any of the terms thereof applicable to it.

         No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by TGPL of the TGPL Guaranty, or for the consummation of the transactions contemplated thereby. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TGPL to perform its obligations under the TGPL Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TGPL under any of the terms thereof applicable to it.

         No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by TXG of the TXG Guaranty, or for the consummation of the transactions contemplated thereby. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TXG to perform its obligations under the TXG Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TXG under any of the terms thereof applicable to it.

         (d) Enforceable Obligations. This Agreement and the Notes have been duly executed and delivered by the Borrower and constitute, and each other Loan Document (other than the Guaranties), when executed and delivered in accordance with this Agreement, will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally. The TGPL Guaranty has been duly executed and delivered by TGPL and constitutes a legal, valid and binding obligation of TGPL enforceable against TGPL in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally. The TXG Guaranty has been duly executed and delivered by TXG and constitutes a legal, valid and binding obligation of TXG enforceable against TXG in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         (e)     Financial Statements.

     (i) The Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at September 30, 1993 and the related Consolidated and consolidating statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with such date, duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Borrower, copies of which have been furnished to each Bank, fairly present, subject to year-end audit adjustments, the Consolidated and consolidating financial position of the Borrower and its Subsidiaries as at such date and the Consolidated and consolidating results of the operations of the Borrower and its Subsidiaries for the nine months ended on such date, and such balance sheets and financial statements were prepared in accordance with GAAP except as specifically noted therein.

        (ii) Since September 30, 1993, there has been no material adverse change in (I) the business, financial position or results of operations of the Borrower and its Material Subsidiaries, taken as a whole, (II) the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole, or (III) the ability of the Borrower to perform its obligations under the Loan Documents, the ability of TGPL to perform its obligations under the TGPL Guaranty or the ability of TXG to perform its obligations under the TXG Guaranty; provided, however, that the after-tax charges not exceeding $100,000,000 in the aggregate taken or to be taken by the Borrower after September 30, 1993 pursuant to the Magnolia Charge shall not be taken into consideration in determining whether a material adverse change has occurred.

       (iii) During the period from September 30, 1993 through the date of this Agreement, no Preferred Stock of the Borrower or any Subsidiary was issued or became outstanding, except for Preferred Stock which was issued after September 30, 1993 in accordance with clause (iii) of the definition herein of "Consolidated Net Worth."

         (f) Litigation. Except as set forth in the Financial Statements, the Borrower's annual report on Form 10-K for the year ended December 31, 1992, or in any of the Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of its or their respective rights or Properties before any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or to impair materially the Borrower's ability to perform its obligations under the Loan Documents, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty; and there are no such actions, suits or proceedings which in any manner draw into question the validity of this Agreement or any other Loan Document. Neither the Borrower nor, to the knowledge of the Borrower, any of its Subsidiaries is in default in any material respect with respect to any applicable order, writ, injunction or decree of any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or to impair materially the Borrower's ability to perform its obligations under the Loan Documents, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty, or which in any manner draws into question the validity of this Agreement or any other Loan Document.

         (g) ERISA Compliance. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. No employee of the Borrower or any ERISA Affiliate is covered by any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and the Borrower is not aware of any reason to expect that any Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA. Schedule B (Actuarial Information) to the 1992 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate and fairly presents the funding status and financial condition of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status or financial condition.

         (h) Tax Returns Filed. Consolidated United States Federal income tax returns of the Borrower and its Subsidiaries have been examined by the Internal Revenue Service, or the statutory period for such examination has expired, for all years up to and including the year ended December 31, 1989, and all assessed deficiencies resulting from such examination have been discharged or reserved against as required by GAAP. The Borrower and its Subsidiaries have filed all United States federal, state and local income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate. The Borrower and its Subsidiaries have set up such reserves as are required by GAAP for the payment of additional taxes for years which have not been audited by the respective tax authorities.

         (i) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) Public Utility Holding Company Act. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are used in the Public Utility Holding Company Act of 1935, as amended, any rule or regulation promulgated thereunder or any order or interpretation of the Securities and Exchange Commission or its staff issued pursuant thereto and is not subject to any obligations, duties or liabilities thereunder (except Section 9(a)(2) thereof).

         (k) Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Following the application of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries, which are subject to any arrangement with the Agent or any Bank (herein or otherwise) whereby the Borrower's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted will be such margin stock.

         (l) Other Defaults. Neither the Borrower nor any Material Subsidiary is in default under or with respect to any contract, agreement, lease or other instrument to which the Borrower or such Material Subsidiary is a party and which could reasonably be expected to cause a material adverse effect on the business, Properties, Consolidated financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, and no Default or Event of Default exists.

         (m) Ownership of Material Subsidiary Stock. The Borrower is the record and beneficial owner, free and clear of all Liens, of all of the issued and outstanding common stock and Voting Stock of TGC, and TGC is the record and beneficial owner, free and clear of all Liens, of all of the issued and outstanding common stock and Voting Stock of TGPL and TXG. There are no outstanding options, warrants or other rights to acquire any capital stock of any Material Subsidiary.

         (n) Environmental Matters. Except as set forth in the Financial Statements, the Borrower's annual report on Form 10-K for the year ended December 31, 1992, or in any of the Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, the Borrower and each of its Subsidiaries have been and are in compliance in all material respects with all applicable Environmental Protection Statutes, except to the extent that failure to comply with such Environmental Protection Statutes could not reasonably be expected to have a material adverse effect on the business, Consolidated financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole. There is (1) no presently outstanding allegation by government officials or other third parties that the Borrower or any of its Subsidiaries or any of their respective Properties is now or at any time prior to the date hereof was in violation of any applicable Environmental Protection Statute, (2) no administrative or judicial proceeding presently pending against the Borrower or any of its Subsidiaries or against any of their respective Properties pursuant to such Environmental Protection Statute, and (3) no claim presently outstanding against the Borrower or any of its Subsidiaries or against any of their respective Properties, businesses or operations which was asserted pursuant to any applicable Environmental Protection Statute that, in each case described in clauses (1), (2) or (3) above could reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $7,000,000 (net of confirmed insurance coverage or effective indemnification with respect thereto). There are no facts or conditions or circumstances known to the Borrower that the Borrower reasonably believes could form the basis for any action, lawsuit, claim or proceeding (regulatory or otherwise) involving the Borrower or any of its Subsidiaries or their respective past or present Properties, businesses or operations relating to Environmental matters, including without limitation any action, lawsuit, claim or proceeding arising from past or present Environmental or other practices or operations asserted under CERCLA, RCRA, or any other Environmental Protection Statute, that in any case could reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $7,000,000 (net of confirmed insurance coverage or effective indemnification with respect thereto).

                                   ARTICLE V
                           COVENANTS OF THE BORROWER

         Section 5.01. Affirmative Covenants. So long as any amount payable by the Borrower hereunder or under any Note shall remain unpaid or any Bank shall have any obligation to lend hereunder, and until all of the Commitments are terminated, the Borrower will, unless the Required Banks shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders; provided, however, that this Section 5.01(a) shall not prevent the Borrower or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings, if appropriate reserves (to the extent required by GAAP) in conformity with GAAP have been provided.

         (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Material Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties; provided, however, that nothing herein contained shall prevent any transaction permitted by
Section 5.02(d).

         (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, provided that the Borrower or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control.

         (d) Payment of Taxes, Etc. Pay and discharge and cause each Material Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and charges and like levies imposed upon it or upon its income, profits or Property that are material in amount, prior to the date on which penalties attach thereto, and (ii) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property;

provided, however, that neither the Borrower nor any Material Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided.

         (e)     Reporting Requirements.  Furnish to each Bank:

         (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the Consolidated and consolidating statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in the case of the Consolidated statements, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Borrower as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments, together with a certificate of such officer showing in detail the calculations of the financial covenants set forth in Sections 5.02(b) and 5.02(m) as at the end of such quarter and for the four quarter period ending at the end of such quarter, respectively;

        (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Borrower, (x) copies of the Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and Consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such fiscal year, all certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing; and (y) copies of the consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidating statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such year, all certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Borrower, together with a certificate of such officer showing in detail the calculations of the financial covenants set forth in Sections 5.02(b) and 5.02(m) as at the end of such year and for the four quarter period ending at the end of such year, respectively;

       (iii) promptly after the same are available, copies of each report of the Borrower or any of its Subsidiaries on Federal Energy Regulatory Commission Form 2 (or similar reports), and copies of each report filed by the Borrower or any of its Subsidiaries under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor, or which the Borrower or any of its Subsidiaries receives from such entity;

        (iv) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all regular or periodic reports and registration statements (other than on Form S-8 or a similar form) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

         (v) as soon as possible, and in any event within ten days after an Executive Officer has obtained knowledge of the occurrence of any Default or Event of Default, written notice thereof setting forth details of such Default or Event of Default and the actions which the Borrower has taken and proposes to take with respect thereto (provided that the Borrower shall not be obligated to give notice of any Default or Event of Default which is remedied prior to the time such Executive Officer first acquires such knowledge);

        (vi) as soon as possible and in any event (i) within 30 days after any Executive Officer knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and
                 (ii) within 10 days after any Executive Officer knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a financial officer who is a Vice President of the Borrower describing such Termination Event and the action, if any, which the Borrower or its ERISA Affiliate (as applicable) proposes to take with respect thereto;

       (vii) promptly and in any event within 30 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) of the Borrower or any ERISA Affiliate with respect to each Plan;

      (viii) promptly upon the receipt thereof by the Borrower or any Subsidiary of the Borrower, a copy of any form of notice, complaint, request for information under CERCLA or corresponding state law, summons or citation received from the EPA, or any other domestic or foreign governmental agency or instrumentality, federal, state or local, in any way concerning any action or omission on the part of the Borrower or any of its present or former Subsidiaries in connection with Hazardous Materials or the Environment, or concerning the filing of a Lien upon, against or in connection with the Borrower, its present or former Subsidiaries, or any of their leased or owned Property, wherever located;

        (ix) promptly after any change in the rating of the senior unsecured long-term debt of the Borrower by S&P or Moody's, notice thereof; and

         (x) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

         (f) Use of Proceeds. Use the proceeds of each Borrowing only for general corporate purposes of the Borrower and only in a manner which does not violate or result in a violation of any law or regulation; provided, however that no proceeds of any Borrowing will be used (i) to purchase or carry any margin stock (as defined in Regulation U), or to extend credit to others for that purpose, in violation of Regulation G, Regulation U or Regulation X, or
(ii) to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended.

         Section 5.02. Negative Covenants. So long as any amount payable by the Borrower hereunder or under any Note shall remain unpaid or any Bank shall have any obligation to lend hereunder, and until all of the Commitments are terminated, the Borrower will not, without the written consent of the Required
Banks:

         (a) Liens. Create, assume, incur or suffer to exist or permit any Restricted Subsidiary to create, assume, incur or suffer to exist, any Lien on or in respect of any Property, whether now owned or hereafter acquired, of the Borrower and any Restricted Subsidiary, or assign or otherwise convey any right to receive income, except that the Borrower and any Restricted Subsidiary may create, incur, assume or suffer to exist the following Liens on Property other than capital stock, other securities, Indebtedness or other obligations of any Restricted Subsidiary:

         (i) Liens for taxes, assessments or governmental charges or levies on Property of the Borrower or a Restricted Subsidiary if the same shall not at any time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the relevant Restricted Subsidiary;

        (ii) Liens that arise in the ordinary course of business to secure services rendered to the Borrower or a Restricted Subsidiary and are imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens;

       (iii) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation;

        (iv) Liens arising in the ordinary course of business securing the performance by the Borrower or any Restricted Subsidiary of bids, tenders, contracts (other than for the repayment of Indebtedness), leases (other than capital leases), statutory obligations and surety and appeal bonds, Liens arising in the ordinary course of business to secure progress or partial payments made to the Borrower or any Restricted Subsidiary and other Liens of like nature made or incurred in the ordinary course of business, provided, however, that the aggregate obligations secured by Liens permitted by this paragraph (iv) shall not exceed $50,000,000;

         (v) any Lien existing on any Property at the time it is purchased or acquired by the Borrower or any Restricted Subsidiary (and not created in contemplation of such purchase or acquisition), whether or not the Indebtedness secured by such Lien is assumed by the Borrower or any Restricted Subsidiary, or any Lien placed upon such Property within 90 days of the purchase or acquisition thereof by the Borrower or any Restricted Subsidiary to secure all or a portion of (or to secure Indebtedness incurred to pay all or a portion of) the purchase price thereof, provided that no such Lien encumbers any Property other than such Property purchased or acquired or secures any Indebtedness other than the purchase price or Indebtedness incurred to pay all or a portion of the purchase price of such Property purchased or acquired;

        (vi) Liens on cash or cash equivalents created pursuant to the terms of the Letter of Credit Facility and securing Borrower's obligations thereunder; provided that (X) such cash and cash equivalents have an initial dollar value in an aggregate amount no greater than the aggregate undrawn face amount of letters of credit outstanding under the terms of the Letter of Credit Facility and (Y) the Commitments (as defined in the Letter of Credit Facility) have been terminated; and

       (vii)     Liens described in Schedule 5.02(a).

           (b) Ratio of Cash Flow to Interest Expense. Permit, for any period of four consecutive fiscal quarters of the Borrower, the ratio of Consolidated Cash Flow to Consolidated Interest Expense to be less than the amount set forth as follows: (i) for the four quarter period ending December 31, 1993, 2.00; and (ii) for each four quarter period ending on the last day of each March, June, September and December thereafter, 2.25.

           (c) Indebtedness. Create, incur, assume, guarantee, otherwise become liable for or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, guarantee, otherwise become liable for or suffer to exist, any Indebtedness other than:

         (i) Indebtedness of the Borrower pursuant to the Letter of Credit Facility;

        (ii) Indebtedness of TGPL in an amount not to exceed $30,000,000 pursuant to its guaranty of the Letter of Credit Facility;

       (iii) Indebtedness of TXG in an amount not to exceed $20,000,000 pursuant to its guaranty of the Letter of Credit Facility;

        (iv) Indebtedness of the Borrower or a Material Subsidiary existing as of the date hereof and described on Schedule

                 5.02(c) and renewals, refinancings or extensions of such Indebtedness if the amount of such Indebtedness so renewed, refinanced or extended is not greater than the amount of such Indebtedness outstanding immediately prior to such renewal, refinancing or extension; provided, however, that neither the Borrower nor any Restricted Subsidiary (other than the Borrower or any Material Subsidiary, as the case may be, shown on Schedule 5.02(c) as being liable as of the date hereof for such Indebtedness) shall incur, assume, guarantee or otherwise become liable for such Indebtedness;

         (v) Indebtedness of the Borrower due on demand or within 364 days of incurrence (and not subject to renewal, extension or refinancing pursuant to its terms or the terms of any related documents) so long as no Restricted Subsidiary is liable therefor;

        (vi) Indebtedness of the Borrower or a Restricted Subsidiary payable to the Borrower or a Restricted Subsidiary; provided, however, that any Indebtedness of a Restricted Subsidiary ("Debtor Subsidiary") payable to another Restricted Subsidiary shall be subordinated on the terms set forth on Exhibit K to all Indebtedness from time to time owed by such Debtor Subsidiary (x) to the Borrower, or (y) the Banks and the Agent under the Loan Documents, and provided, further, that any Indebtedness of the Borrower payable to a Restricted Subsidiary shall be subordinated on the terms set forth on Exhibit K to all Indebtedness from time to time owed by the Borrower to the Banks and the Agent under the Loan Documents;

       (vii)     Indebtedness under the Loan Documents; and

      (viii) Indebtedness of the Borrower in an aggregate principal amount not to exceed $125,000,000 if (a) no Restricted Subsidiary is liable for any such Indebtedness, and (b) none of the principal of any such Indebtedness is due at the option of the holder thereof (unless such option may be exercised only after December 31, 1996 or during the continuance of a default that is no more restrictive than the Events of Default herein) or at a fixed or determinable date or dates on or before December 31, 1996.

           (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any Material Subsidiary to merge or consolidate with or into, or permit any

Material Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), (i) any capital stock of any Material Subsidiary, or (ii) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person; provided, however that any Subsidiary (other than TGC, TGPL or TXG) may be merged into a Material Subsidiary if (1) at the time of such merger, no Default or Event of Default has occurred which is continuing or would result, (2) a Material Subsidiary is the surviving corporation following such merger, and (3) the net worth of such surviving Material Subsidiary immediately after such merger is not less than its net worth immediately prior to such merger or consolidation.

         (e) Restrictions on Dividends, Intercompany Loans, or Investments. Create or otherwise cause or permit to exist or become effective, or permit any Material Subsidiary to create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction (other than the Loan Documents) on the ability of any Material Subsidiary to (i) pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to the Borrower or any Material Subsidiary, (ii) make any loans or advances to or investments in the Borrower or any Material Subsidiary, or (iii) transfer any of its property or assets to the Borrower or any Material Subsidiary, except any encumbrance or restriction in effect on the date of this Agreement and described on Schedule 5.02(e), copies of which have been delivered to the Agent and made available to each of the Banks.

         (f) Accounting. Change, or permit any Subsidiary to change its method of accounting (other than immaterial changes in methods, changes permitted by GAAP in which its auditors concur, and changes required by a change in GAAP).

         (g) Multiemployer Plans or Multiple Employer Plans. Create or otherwise cause or permit to exist or become effective, or permit any ERISA Affiliate to create or otherwise cause or permit to exist or become effective, any Multiemployer Plan or Multiple Employer Plan.

         (h) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate any Plan so as to result in any liability of the Borrower or any ERISA Affiliate to the PBGC in excess of $5,000,000, or (ii) permit to exist any occurrence of a Termination Event with respect to any Plan for which there is an Insufficiency in excess of $5,000,000.

         (i) ERISA Liabilities. Create or suffer to exist, or permit any ERISA Affiliate to create or suffer to exist, any ERISA Liabilities if immediately after giving effect to such ERISA Liabilities, the aggregate amount of ERISA Liabilities of the Borrower and its ERISA Affiliates would exceed $20,000,000.

         (j) Affiliate Transaction. Except as expressly permitted elsewhere in this Agreement, make or permit any Material Subsidiary to make, directly or indirectly: (i) any Investment in any Affiliate; (ii) any transfer, sale, lease or other disposition of any Property to any Affiliate or any purchase or acquisition of any Property from an Affiliate; or (iii) any material arrangement or other material transaction directly or indirectly with or for the benefit of an Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate); provided, that (A) the Borrower and any Material Subsidiary may enter into any arrangement or other transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or such Material Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate; (B) the Borrower and any Material Subsidiary may become liable in connection with performance guaranties of the obligations of an Affiliate in the ordinary course of business; and (C) TGPL and TXG may enter into the TGPL Guaranty and the TXG Guaranty.

         (k) Payments on Preferred Stock. Make or agree to make any payment or other distribution in connection with, or purchase, redeem or otherwise acquire or retire for value or agree to do so, or convert or agree to convert (other than a conversion to common stock), in whole or in part, or permit any Subsidiary to do any of the foregoing, in whole or in part, (i) any Preferred Stock of the Borrower issued or becoming outstanding after September 30, 1993, except dividends required by the terms of such Preferred Stock if prior to and immediately after giving effect thereto, no Default or Event of Default exists or would occur and except any redemption or other retirement at the option of the holder of such Preferred Stock (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon the change of control of the Borrower, or (ii) any Preferred Stock of the Borrower outstanding on September 30, 1993 except dividends and redemptions required by the terms of such Preferred Stock as in effect on December 31, 1993 and except conversions of such Preferred Stock to Preferred Stock of the Borrower that is not Restricted Preferred Stock and except Preferred Stock of the Borrower outstanding on September 30, 1993 which is exchanged for, or which is acquired and retired out of the proceeds of, Preferred Stock issued in accordance with clause (iii) of the definition herein of "Consolidated Net Worth."

         (l) Preferred Stock and Options. Issue or cause to become outstanding any Restricted Preferred Stock, or permit any Subsidiary to issue or cause to become outstanding, any Preferred Stock or permit any option, warrant or other right to acquire any capital stock of any Subsidiary to be or become outstanding.

         (m) Net Worth. Permit Consolidated Net Worth to be at any time less than the sum of (i) $700,000,000 (or $750,000,000 upon the earlier to occur of (a) the sale by the Borrower of a minimum of $100,000,000 of common stock of the Borrower after the date of this Agreement, or (b) December 31,
1994), plus (ii) 50% of the aggregate Consolidated Net Income of the Borrower for each calendar quarter ending after December 31, 1993 during which Consolidated Net Income was positive, plus (iii) 100% of the after-tax gain on disposition after the date of this Agreement of any assets of the Borrower or any Consolidated Subsidiary, plus (iv) 50% of the Net Cash Proceeds from the sale by the Borrower of any capital stock or other equity securities of the Borrower after the date of this Agreement in excess of $100,000,000.

         (n) Restricted Payments. Directly or indirectly, (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any class of its common stock or to the holders of any class of its common stock (including pursuant to a merger or consolidation of the Borrower, but excluding any dividends or distributions payable solely in its common stock or in options, warrants or other rights to acquire its common stock), or (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value, directly or indirectly, (x) any common stock of the Borrower or any Subsidiary or (y) any options, warrants or rights to purchase or acquire common stock of the Borrower or any Subsidiary (the transactions described above in this Section 5.02(n) being referred to herein as "Restricted Payments"), unless at the time thereof (a) no Default or Event of Default exists or would result from such Restricted Payment, and (b) either
(I) such Restricted Payment is the regular annual dividend of $0.60 per share of outstanding common stock of the Borrower (which amount per share shall be appropriately decreased for increases in the number of such shares outstanding as a result of stock splits, dividends paid in common stock or similar events) or (II) such Restricted Payment is the regular annual dividend of greater than $0.60 per share of outstanding common stock of the Borrower and is made in lieu of the Restricted Payment permitted by clause (I) of this Section 5.02(n) for such year and cumulative Consolidated Net Income of the Borrower since December 31, 1993 is equal to or exceeds two times the aggregate amount proposed to be paid in respect of the annual dividend on the Borrower's common stock (which amount per share shall be appropriately decreased for increases in the number of such shares outstanding as a result of stock splits, dividends paid in common stock or similar events).

         (o) Expenditures. Make or incur any Investment or expend any amount or permit any Subsidiary to make or incur any Investment or expend any amount except (a) Investments made or incurred and amounts expended directly related to Borrower's core businesses of gas transportation and gas marketing (which core businesses shall not include Transco Coal) and (b) Investments made or incurred and amounts expended outside of the Borrower's core businesses not exceeding $50,000,000 in the aggregate during any fiscal year of the Borrower (the aggregate amount of all Investments made or incurred and amounts expended by or in respect of Transco Coal shall be included in determining compliance with this clause (b) so long as Transco Coal is a Subsidiary, even if it is treated as a discontinued operation for purposes of GAAP).

         (p) Asset Disposition. Sell, lease, transfer or otherwise dispose of, or permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of, any capital stock, other securities, Indebtedness or other obligations of any Restricted Subsidiary or all or any material portion of the Property of the Borrower or any Restricted Subsidiary, except (i) sales of Property (other than capital stock, other securities, Indebtedness or other obligations of any Restricted Subsidiary) in the ordinary course of business and on reasonable terms, and (ii) sales pursuant to the agreements described on
Schedule 5.02(a).


                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) Nonpayment. The Borrower shall fail to pay any principal of, or interest on, any Note or any fees hereunder, as and when the same becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise; or

         (b) Representations and Warranties Untrue. Any representation, warranty or certification made by the Borrower, TGPL or TXG herein or in any other Loan Document, or by the Borrower, TGPL or

TXG (or any officer of the Borrower, TGPL or TXG) in connection with any Loan Document or in any certificate or document furnished to the Banks pursuant to any Loan Document, or any representation or warranty deemed to have been made by the Borrower pursuant to Section 3.02, shall prove to have been incorrect or misleading in any material respect when made or so deemed to have been made; or

         (c) Covenant Violations. The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(e)(v),
(vi), (viii) or (ix), Section 5.01(f), Section 5.02(a), Section 5.02(b),
Section 5.02(c), Section 5.02(d), Section 5.02(e), Section 5.02(j), Section 5.02(k), Section 5.02(l), Section 5.02(m), Section 5.02(n), Section 5.02(o) or
Section 5.02(p) or (ii) any other term, covenant, condition, or agreement contained in any Loan Document on its part to be performed or observed if the failure to perform or observe such other term, covenant, condition, or agreement shall remain unremedied for 10 days after the earlier of (x) the date written notice thereof has been given to the Borrower by the Agent or any Bank and (y) the date an Executive Officer has knowledge of such failure; or

         (d) Other Defaults. The Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes) of the Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness (whether or not such default is waived by the holder of such Indebtedness); or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that no Event of Default shall occur hereunder by reason of the Borrower's or a Material Subsidiary's, as the case may be, failure to pay the deferred purchase price of property or related services to the extent, but only to the extent, that such failure is being contested in good faith by the Borrower or such Material Subsidiary, as the case may be; or

         (e) Insolvency, Bankruptcy, Etc. The Borrower or any of its Subsidiaries shall be adjudicated a bankrupt or insolvent by a court of competent jurisdiction, or generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Subsidiary and such judgment, writ, warrant of attachment or execution or similar process shall not be released, stayed, vacated or fully bonded within 60 days after its issue or levy; or

         (f) Judgments. A final judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Material Subsidiary by any court of competent jurisdiction and such judgment or order shall continue unsatisfied or unstayed (by appeal or otherwise) and shall be in effect for a period of 60 days after the date any Executive Officer has acquired knowledge thereof; or

         (g) Stock of Material Subsidiaries. The Borrower shall at any time fail to own, directly or through a Material Subsidiary, 100% of the issued and outstanding common stock and Voting Stock of each Material Subsidiary, or any option, warrant or other right to acquire any capital stock of any Material Subsidiary shall be or become outstanding; or

         (h) Termination Event. Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

         (i) Guaranties. TGPL or TXG shall fail to perform or observe (i) any term, covenant or agreement contained in Section 15 of the TGPL Guaranty or
Section 15 of the TXG Guaranty, as the case may be, or (ii) any other term, covenant, condition, or agreement contained in the TGPL Guaranty or the TXG Guaranty on its part to be performed or observed if the failure to perform or observe such other term, covenant, condition, or agreement shall remain unremedied for 10 days after the earlier of (x) the date written notice thereof has been given to TGPL or TXG, as the case may be, and the Borrower by the Agent or any Bank and (y) the date an Executive Officer has knowledge of such failure; or

         (j) Cross Default. The existence of any Event of Default as defined in the Letter of Credit Facility;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of any Event of Default described in Section 6.01(e), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically and immediately become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII
                                   THE AGENT

         Section 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or the Guaranties), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         Section 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Material Subsidiary or to inspect the Property (including the books and records) of the Borrower or any Material Subsidiary; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice (including telephonic notice), consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

         Section 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

         Section 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 7.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Advances are at the time outstanding or if any Notes are held by Persons which are not Banks, ratably according to either (a) the respective amounts of their Commitments, or (b) if no Commitments are at the time outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document, or any action taken or omitted by the Agent under any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under any Loan Document to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the event that the Agent receives reimbursement for such expenses from the Borrower at any time subsequent to the Agent's receipt of the indemnification required by the preceding sentence from any Bank, the Agent shall promptly refund to such Bank its ratable share of such reimbursed amount.

         Section 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitment of any Bank or subject any Bank to any additional obligations (each without the written consent of such Bank), (c) increase the aggregate Commitments hereunder, (d) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (f) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document, (g) change the definition of Required Banks or the provisions herein which require either all Banks or the Required Banks to take any action hereunder, or (h) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Loan Document.

         Section 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed, or delivered, (a) if to the Borrower, at its address at 2800 Post Oak Boulevard, P. O. Box 1396, Houston, Texas 77251, Attention: Treasurer,
Telecopy: (713)439-3648, Telex: 792013, Answerback: TRANSCO HOU A; (b) if to any Bank listed on the signature pages hereof, at its Domestic Lending Office specified opposite its name on Schedule I hereto; (c) if to any other Bank, at its Domestic Lending office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; and (d) if to the Agent, at its address at 399 Park Avenue, New York, New York, 10043, Attention: Energy Department, North American Banking Group, Telecopy: (713) 654-2849, Telex: 127001, Answerback: CITIBANK NYK B, with a copy to Citicorp North America, Inc., 2100 Citicorp Center, 1200 Smith Street, Houston, Texas 77002, Attention: J. Christopher Lyons, Vice President, Telecopy: (713) 654-2849, Telex 127001, Answerback: CITIBANK NYK B; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answerback, respectively, except that any notice or communication to the Agent pursuant to this Agreement shall not be effective until received by the Agent.

         Section 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 8.04.    Expenses and Taxes; Compensation.

         (a) Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable out-of-pocket expenses of the Agent and the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents, and all costs and expenses of the Agent and each Bank, if any (including, without limitation, reasonable counsel fees and expenses, which may include the allocated costs of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in
connection with the enforcement of rights under this Section 8.04(a).   In
addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents and the other documents to be delivered hereunder, and agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         (b) Compensation. If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment or Conversion pursuant to Section 2.02, Section 2.08 or Section 2.10 or acceleration of the maturity of the Notes pursuant to Section 2.13 or Section
6.01 or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

         (c) Indemnification. The Borrower agrees to indemnify and hold harmless the Agent and each Bank from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel, which may include the allocated costs of in-house counsel) for which any of them may become liable or which may be incurred by or asserted against the Agent or such Bank in connection with or arising out of any investigation, litigation, or proceeding, whether or not the Agent or such Bank is a party thereto, related to or in connection with this Agreement, including, without limitation, any transaction in which any proceeds of any Borrowing are applied unless such claim, damage, loss, liability or expense is found to have resulted from the gross negligence or willful misconduct of such indemnified party.

         (d) Survival of Covenants. Without prejudice to the survival of any other agreement of the Borrower or the Banks hereunder, all obligations of the Borrower under Section 2.02, Section 2.10, Section 2.11 and this Section
8.04 shall survive the termination of the Commitments and this Agreement and the payment in full of principal and interest hereunder and under the Notes and the Guaranties.

         Section 8.05. Limitation and Adjustment of Interest. Notwithstanding anything to the contrary set forth herein, in any Note or any other document executed in connection herewith, no provision of any Loan Document or any other document executed in connection herewith is intended or shall be construed to require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law.

         (a) Maximum Interest Under Texas Law. Without limiting Section 8.09, to the extent that the maximum non-usurious rate permitted by applicable law is (notwithstanding the intent of the parties hereto as set forth in Section 8.09) at any time determined by Texas law for a particular Bank, such rate for such Bank shall be the "indicated rate ceiling" (as defined and described in Section (a)(1) of Article 1.04 of Chapter 1, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended) at the applicable time in effect. If the maturity of the Notes payable to such Bank is accelerated for any reason, or in the event of prepayment of all or any portion of the Notes payable to such Bank by the Borrower, or in any other event, earned interest on each Borrowing hereunder shall never exceed the maximum non-usurious amount permitted by applicable law, computed from the borrowing date of each such Borrowing until payment, and any unearned interest otherwise payable under any Loan Document payable to such Bank which is in excess of the maximum non-usurious amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid to the holder of any Note) shall, at the option of such holder, be either refunded to the Borrower or credited on the principal of the Notes owed to such holder in such order as such holder shall elect. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum non-usurious rate permitted by applicable law, the Borrower and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest and (b) amortize, prorate, allocate and spread, in equal parts during the period of the full stated term of the borrowing in question, all interest at any time contracted for, charged, received or reserved in connection with such borrowing.

         (b)     Maximum Interest Under Applicable Law.  Without limiting
Section 8.09, if the amount of interest computed without giving effect to this
Section 8.05 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to any Bank (such maximum rate being such Bank's "Maximum Permissible Rate"), the amount of interest payable to such Bank on such date in respect of such period shall be computed at such Bank's Maximum Permissible Rate, and any interest theretofore paid by the Borrower in excess of such Bank's Maximum Permissible Rate shall, at the option of such Bank, be credited by such Bank on the principal amount of the obligations owed to such Bank by the Borrower or refunded by such Bank to the Borrower.

         (c) Recapture. If at any time and from time to time (i) the amount of interest payable to any Bank on any interest payment date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section 8.05 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to subsections (a) or (b) of this Section 8.05. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement (without giving effect to subsections (a) or (b) of this Section 8.05) had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Permissible Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually accrued and paid on the Notes.

         Section 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks.

         Section 8.07. Assignments and Participations. (a) Each Bank may, after the date of this Agreement, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that, except as provided in
Section 8.07(g), (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the Note payable to such Bank, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $1,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement; provided, however, that no such partial assignment shall be made if after giving effect thereto the Commitment of such assigning Bank would be less than $10,000,000.

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, TGPL, TXG or any other Person or the performance or observance by the Borrower, TGPL, TXG or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements, the respective financial statements of TGPL and TXG and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (c)     The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent (i) in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note payable to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A).

         (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and some or all of the Note held by
it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of such Note for all purposes of this Agreement, (iv) each such participation shall be in a minimum amount of $10,000,000, (v) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this

Agreement and (vi) such Bank shall retain the sole right to enforce the obligations of the Borrower hereunder and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents other than amendments or waivers relating to the matters described in
Section 8.01(b) (with respect to the Commitment of such Bank), (c), (d) and (e) (with respect to any payment that would affect such Bank and its participant).

         (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

         (g) Any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Note payable to it) under any Loan Document to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

         Section 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the intent of the parties set forth above, Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving triparty accounts), shall not apply to this Agreement, the Notes or the transactions contemplated hereby.

         Section 8.10.    JURISDICTION.    TO THE FULLEST EXTENT IT MAY
EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT. THE BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF THE

SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 8.02. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY BANK OR THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY BANK OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.10 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         Section 8.11.    WAIVER OF JURY TRIAL.    TO THE FULLEST EXTENT IT MAY
EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT, THE CO-AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY OF THE SECURITY DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        TRANSCO ENERGY COMPANY


                                        By: /s/ LARRY J. DAGLEY
                                          Name: Larry J. Dagley
                                          Title:

                                        AGENT:

                                        CITIBANK, N.A.
                                         as Agent


                                        By: /s/ BARBARA A. COHEN
                                          Name: Barbara A. Cohen
                                          Title: Vice President

                                        CO-AGENT:

                                        BANK OF MONTREAL
                                         as Co-Agent


                                        By: /s/ DONALD G. WARMINGTON
                                          Name: Donald G. Warmington
                                          Title: Director

COMMITMENTS:                            BANKS:

                                        CITIBANK, N.A.


$60,000,000                             By: /s/ BARBARA A. COHEN
                                            Authorized Officer
                                             Barbara A. Cohen
                                              Vice President


                                        BANK OF MONTREAL


$40,000,000                             By: /s/ DONALD G. WARMINGTON
                                            Authorized Officer


                                        THE BANK OF NOVA SCOTIA


$37,500,000                             By: /s/ A.S. NORSWORTHY
                                            Authorized Officer
                                             A.S. Norsworthy
                                             Assistant Agent


                                        BARCLAYS BANK, PLC


$37,500,000                             By: /s/ NANCY L. FORSTER
                                            Authorized Officer
                                            Associate Director
                                             Nancy L. Forster


                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)


$37,500,000                             By: /s/ BETTYLOU J. ROBERT
                                            Authorized Officer

                                        CHEMICAL BANK


$37,500,000                             By: /s/ R.C. WILSON III
                                            Authorized Officer


                                        BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION


$25,000,000                             By: /s/ JOHN ROBINSON
                                            Authorized Officer

                                        THE BANK OF NEW YORK


$25,000,000                             By: /s/ RAYMOND J. PALMER
                                            Authorized Officer


                                        THE FIRST NATIONAL BANK OF
                                         BOSTON


$25,000,000                             By: /s/ GEORGE W. PASSELA
                                            Authorized Officer
                                            George W. Passela
                                            Managing Director


                                        NATIONSBANK OF TEXAS, N.A.


$25,000,000                             By: /s/ KRISTIN B. PALMER
                                            Authorized Officer


                                        CIBC INC.


$20,000,000                             By: /s/ J.P. WESTLAND
                                            Authorized Officer


                                        CONTINENTAL BANK N.A.


$20,000,000                             By: /s/ ROBERT W. BOLT
                                            Authorized Officer

                                        THE NIPPON CREDIT BANK, LTD.


$20,000,000                             By: /s/ HIDEAKI MORI
                                            Authorized Officer


                                        SOCIETE GENERALE,
                                         SOUTHWEST AGENCY


$20,000,000                             By: /s/ R.T. ERBERT
                                            Authorized Officer


                                        SWISS BANK CORPORATION,
                                         NEW YORK BRANCH


$20,000,000                             By: /s/ DENNIS G. BUCHERT
                                            Authorized Officer
                                            Dennis G. Buchert
                                            Executive Director
                                             Merchant Banking


                                        By: /s/ LARRY JONES
                                            Authorized Officer
                                               Larry Jones
                                                Director
                                             Merchant Banking

____________

Total Commitments:

$450,000,000

                                   SCHEDULE I

                          NOTICE INFORMATION FOR BANKS


                                            Domestic                                  Eurodollar
Name of Bank                                Lending Office                            Lending Office
- ------------                                --------------                            --------------
Citibank, N.A.                              Citibank, N.A.                            Citibank, N.A.
                                            399 Park Avenue                           399 Park Avenue
                                            New York, New York 10022                  New York, New York  10022
                                            Attention:  Carol Rooney                  Attention:  Carol Rooney
                                            Telephone:  (713) 654-3590                Telephone: (713) 654-3590
                                            Telecopy:   (713) 654-2849                Telecopy:  (713) 654-2849
                                            Telex:      127001                        Telex:     127001
                                            Answerback: NYK B                         Answerback: NYK B
                                            (Route address HOU GB)                    (Route address HOU GB)

                                            with a copy to:                           with a copy to:

                                            Citibank, N.A.                            Citibank, N.A.
                                            1200 Smith Street, Suite 2000             1200 Smith Street, Suite 200
                                            Houston, Texas  77002                     Houston, Texas 77002
                                            Attention:  Carol Rooney                  Attention:  Carol Rooney
                                            Telephone:  (713) 654-3590                Telephone:  (713) 654-3590
                                            Telecopy:   (713) 654-2849                Telecopy:   (713) 654-2849
                                            Telex:      127001                        Telex:      127001
                                            Answerback: NYK B                         Answerback: NYK B
                                            (Route address HOU GB)                    (Route address HOU GB)


Bank of Montreal                            Bank of Montreal                          Bank of Montreal
                                            700 Louisiana, Suite 4400                 700 Louisiana, Suite 4400
                                            Houston, Texas  77002                     Houston, Texas  77002
                                            Attention:  Doug Deal                     Attention:  Doug Deal
                                            Telephone:  (713) 546-9700                Telephone:  (713) 546-9700
                                            Telecopy:   (713) 225-1845                Telecopy:   (713) 225-1845
                                            Telex:      77-5640                       Telex:      77-5640
                                            Answerback: BKMONTREALHOU                 Answerback: BKMONTREALHOU


The Bank of Nova Scotia                     The Bank of Nova Scotia                   The Bank of Nova Scotia
                                            600 Peachtree Street N.E.                 600 Peachtree Street N.E.
                                             Suite 2700                                Suite 2700
                                            Atlanta, Georgia  30308                   Atlanta, Georgia  30308
                                            Attention:  Lauren Bianchi                Attention:  Lauren Bianchi
                                            Telephone:  (404) 877-1559                Telephone:  (404) 877-1559
                                            Telecopy:   (404) 888-8998                Telecopy:   (404) 888-8998
                                            Telex:      00542319                      Telex:      00542319
                                            Answerback: SCOTIABANK ATL                Answerback: SCOTIABANK ATL

                                            with a copy to:                           with a copy to:

                                            The Bank of Nova Scotia                   The Bank of Nova Scotia
                                            1100 Louisiana, Suite 3000                1100 Louisiana, Suite 1100
                                            Houston, Texas  77002                     Houston, Texas  77002
                                            Attention:  D. Matt Harris                Attention:  D. Matt Harris
                                            Telephone:  (713) 752-0900                Telephone:  (713) 752-0900
                                            Telecopy:   (713) 752-2425                Telecopy:   (713) 752-2425


Barclays Bank, PLC                          Barclays Bank, PLC                        Barclays Bank, PLC
                                            222 Broadway, 12th Floor                  222 Broadway, 12th Floor
                                            New York, New York  10038                 New York, New York  10038
                                            Attention:  Stephanie Gledhill            Attention:  Stephanie Gledhill
                                            Telephone:  (212) 412-5028                Telephone:  (212) 412-5028
                                            Telecopy:   (212) 412-5002                Telecopy:   (212) 412-5002
                                            Telex:      126195                        Telex:      126195
                                            Answerback: BARCLADOM                     Answerback: BARCLADOM

                                            with a copy to:                           with a copy to:

                                            Barclays Bank PLC                         Barclays Bank PLC
                                            222 Broadway, 11th Floor                  222 Broadway, 11th Floor
                                            New York, New York  10038                 New York, New York  10038
                                            Attention:  Martin Falkner                Attention:  Martin Falkner
                                            Telephone:  (212) 412-2637                Telephone:  (212) 412-2637
                                            Telecopy:   (212) 412-7575                Telecopy:   (212) 412-7575
                                            Telex:      None                          Telex:      None


The Chase Manhattan Bank                    The Chase Manhattan Bank, N.A.            The Chase Manhattan Bank, N.A.
 (National Association)                     One Chase Manhattan Plaza, 3rd Floor      One Chase Manhattan Plaza, 3rd Floor
                                            New York, New York  10081                 New York, New York  10081
                                            Attention:  Vito Cipriano                 Attention:  Vito Cipriano
                                            Telephone:  (212) 552-6362                Telephone:  (212) 552-6362
                                            Telecopy:   (212) 552-4455                Telecopy:   (212) 552-4455

                                             with a copy to:                           with a copy to:

                                            Chase Manhattan Southwest                 Chase Manhattan Southwest
                                            1100 Milam, Suite 2345                    1100 Milam, Suite 2345
                                            Houston, TX  77002                        Houston, Texas  77002
                                            Attention:  Peter Licalzi                 Attention:  Peter Licalzi
                                            Telephone:  (713) 751-5661                Telephone:  (713) 751-5661
                                            Telecopy:   (713) 751-9122                Telecopy:   (713) 751-9122


Chemical Bank                               Chemical Bank                             Chemical Bank
                                            270 Park Avenue, 9th Floor                270 Park Avenue, 9th Floor
                                            New York, New York 10017                  New York, New York 10017
                                            Attention:  Douglas Petno                 Attention:  Mr. Douglas Petno
                                            Telephone:  (212) 270-7738                Telephone:  (212) 270-7738
                                            Telecopy:   (212) 270-3841                Telecopy:   (212) 270-3841


Bank of America National Trust              Bank of America National Trust            Bank of America National Trust
 and Savings Association                     and Savings Association                   and Savings Association
                                            1850 Gateway Blvd., Fourth Floor          1850 Gateway Blvd., Fourth Floor
                                            Concord, California  94520                Concord, California  94520
                                            Attention:  Denise Robertson              Attention:  Denise Robertson
                                            Telephone:  (510) 675-7189                Telephone:  (510) 675-7189
                                            Telecopy:   (511) 675-7531/7532           Telecopy:   (510) 675-7531/7532
                                            Telex:      34346                         Telex:      34346
                                            Answerback: BANKAMER-FFO                  Answerback: BANKAMER-FFO

                                            with a copy to:                            with a copy to:

                                            Bank of America National Trust            Bank of America National Trust
                                             and Savings Association                   and Savings Association
                                            333 Clay Street, Suite 4550               333 Clay Street, Suite 4550
                                            Houston, Texas  77002                     Houston, Texas 77002
                                            Attention:  John M. Robinson              Attention:  John M. Robinson
                                            Telephone:  (713) 651-4836                Telephone:  (713) 651-4836
                                            Telecopy:   (713) 651-4841                Telecopy:   (713) 651-4841


The Bank of New York                        The Bank of New York                      The Bank of New York
                                            One Wall Street, 19th Floor               One Wall Street, 19th Floor
                                            New York, New York  10286                 New York, New York  10286
                                            Attention:  William P. Kenney             Attention:  William P. Kenney
                                            Telephone:  (212) 635-7392                Telephone:  (212) 635-7392
                                            Telecopy:   (212) 635-7923                Telecopy:   (212) 635-7923
                                            Telex:      ITT-420268                    Telex:      ITT-420268
                                            Answerback: RCA 232241                    Answerback: RCA 232241


The First National Bank of Boston           The First National Bank of Boston         The First National Bank of Boston
                                            Energy & Utilities Division               Commercial Loan Service
                                            100 Federal Street                        100 Rustcraft Road
                                            Boston, Massachusetts  02110              Dedham, Massachusetts  02026
                                            Attention:  Steve Schauer                 Attention:  Debra Williams
                                            Telephone:  (617) 434-8419                Telephone:  (617) 467-2314
                                            Telecopy:   (617) 434-3652                Telecopy:   (617) 467-2276
                                            Telex:      4996527                       Telex:      4996527
                                            Answerback: FNBBVS33                      Answerback: FNBBVS33

NationsBank of Texas, N.A.                  NationsBank of Texas, N.A.                NationsBank of Texas, N.A.
                                            700 Louisiana, 8th Floor                  700 Louisiana, 8th Floor
                                            Houston, Texas 77002                      Houston, Texas 77002
                                            Attention:  Kristin B. Palmer             Attention:  Kristen B. Palmer
                                            Telephone:  (713) 247-6833                Telephone:  (713) 247-6833
                                            Telecopy:   (713) 247-6568                Telecopy:   (713) 247-6568
                                            Telex:      6829317                       Telex:      6829317
                                            Answerback: NationsBk DAL                 Answerback: NationsBk DAL


CIBC Inc.                                   CIBC Inc.                                 CIBC Inc.
                                            2 Paces West                              2 Paces West
                                            2727 Paces Ferry Rd., Suite 1200          2727 Paces Ferry Rd., Suite 1200
                                            Atlanta, Georgia  30339                   Atlanta, Georgia  30339
                                            Attention:  Adrienne Burch                Attention:  Adrienne Burch
                                            Telephone:  (404) 319-4835                Telephone:  (404) 319-4835
                                            Telecopy:   (404) 319-4950                Telecopy:   (404) 319-4950

                                            with a copy to:                           with a copy to:

                                            Canadian Imperial Bank                    Canadian Imperial Bank
                                                 of Commerce                               of Commerce
                                            909 Fannin, Suite 1200                    909 Fannin, Suite 1200
                                            Two Houston Center                        Two Houston Center
                                            Houston, Texas  77010                     Houston, Texas  77010
                                            Attention:  Robert E. Long                Attention:  Robert E. Long
                                            Telephone:  (713) 658-8400                Telephone:  (713) 658-8400
                                            Telecopy:   (713) 658-9922                Telecopy:   (713) 658-9922


Continental Bank N.A.                       Continental Bank N.A.                     Continental Bank N.A.
                                            231 S. La Salle                           231 S. La Salle
                                            Chicago, Illinois  60697                  Chicago, Illinois  60697
                                            Attention:  Joan Harwell                  Attention:  Joan Harwell
                                            Telephone:  (312) 828-7838                Telephone:  (312) 828-7838
                                            Telecopy:   (312) 987-5614                Telecopy:   (312) 987-5614
                                            Telex:      253412                        Telex:      253412
                                            Answerback: CONILLBK CGO                  Answerback: CONILLBK CGO


The Nippon Credit Bank, Ltd.                The Nippon Credit Bank, Ltd.              The Nippon Credit Bank, Ltd.
                                            New York Branch                           New York Branch
                                            245 Park Avenue, 30th Floor               245 Park Avenue, 30th Floor
                                            New York, New York  10167                 New York, New York  10167
                                            Attention:  Elizabeth S. Tarbell          Attention:  Elizabeth S. Tarbell
                                            Telephone:  (212) 984-1235                Telephone:  (212) 984-1235
                                            Telecopy:   (212) 490-3895                Telecopy:   (212) 490-3895
                                            Telex:      17558                         Telex:      17558
                                            Answerback:  NCBN UT                      Answerback: NCBN UT


Societe Generale, Southwest Agency          Societe Generale, Southwest Agency        Societe Generale, Southwest Agency
                                            2001 Ross Ave., Suite 4800                2001 Ross Ave., Suite 4800
                                            Dallas, Texas 75201                       Dallas, Texas 75201
                                            Attention:  Gina Lee                      Attention:  Gina Lee
                                            Telephone:  (214) 979-2741                Telephone:  (214) 979-2741
                                            Telecopy:   (214) 754-0171                Telecopy:   (214) 754-0171
                                            Telex:      170494                        Telex:      170494
                                            Answerback: SOCGEN UT                     Answerback: SOCGEN UT


Swiss Bank Corporation, New York Branch     Swiss Bank Corporation                    Swiss Bank Corporation
                                            New York Branch                           New York Branch
                                            10 East 50th Street, SBT 17A              10 East 50th Street, SBT 17A
                                            New York, New York 10022                  New York, New York 10022
                                            Attention:  Valerie Williams              Attention:  Valerie Williams
                                            Telephone:  (212) 574-3146                Telephone:  (212) 574-3146
                                            Telecopy:   (212) 574-3852 / 4176         Telecopy:   (212) 574-3852 / 4176

                                Schedule 5.02(a)
                                 Existing Liens

                 Each of TGPL and TXG have sold their monthly trade receivables from customers.

                 TGPL's receivables were sold pursuant to a Trade Receivables Purchase and Sale Agreement dated as of September 29, 1993 among TGPL and Citibank, N.A., Bank of Montreal and Barclays Bank, PLC and Citicorp North America, Inc., individually and as agent (collectively the "Purchasers"), as such Agreements may be amended from time to time in the future. Such agent has taken a security interest in the receivables.

                 TXG's receivables were sold pursuant to a Trade Receivables Purchase and Sale Agreement dated as of September 29, 1993 among TXG and the Purchasers, as such Agreements may be amended from time to time in the future. Such agent has taken a security interest in the receivables.

                                Schedule 5.02(c)

TRANSCONTINENTAL GAS PIPE LINE CORPORATION                                               AMOUNT
                                                                                         ------
9 1/8% due 2017                                                                    $    150,000,000
8 7/8% due 2002                                                                         125,000,000
Extendible Notes due 2000                                                               125,000,000
9% due 1996                                                                             150,000,000
8 1/8% due 1997                                                                          99,000,000
                                                                                   ----------------
                                                                                   $    649,000,000

TEXAS GAS TRANSMISSION CORPORATION

10% due 1994                                                                       $    150,000,000
9 5/8% due 1997                                                                         100,000,000
                                                                                   ----------------
                                                                                   $    250,000,000

TRANSCO ENERGY COMPANY

11 1/4% due 1999                                                                   $    300,000,000
9 5/8% due 2000                                                                         125,000,000
9 7/8% due 2020                                                                         125,000,000
9 1/2% due 1995                                                                         150,000,000
9 1/8% due 1998                                                                         200,000,000
9 3/8% due 2001                                                                         150,000,000
Tran$tock due 1994                                                                        9,383,340
                                                                                   ----------------
                                                                                   $  1,059,383,340

                                Schedule 5.02(e)
                            Existing Restrictions on
                      Dividends, Advances and Investments

         The Indenture, dated as of June 1, 1983, between TGPL and NationsBank, as trustee, as amended, under which $649,000,000 was outstanding as of December 31, 1993, contains the following restrictions on payment of dividends. The Indenture provides that no dividend whatsoever shall be paid or declared nor shall any distribution (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of TGPL) be made on any capital stock of TGPL, nor shall any payment be made by TGPL or any subsidiary of TGPL to acquire shares of such stock, except for fixed dividends or mandatory sinking or purchase fund payments on Preferred Stock of TGPL (other than Preferred Stock issued as a stock dividend or other distribution with respect to outstanding capital stock), if, after giving effect to such dividend, distribution or acquisition, the aggregate payment for all such purposes (including such fixed dividends or mandatory sinking or purchase fund payments on Preferred Stock) subsequent to December 31, 1980 would exceed the sum of (a) the consolidated net earnings earned subsequent to December 31, 1980, (b) $190,000,000, (c) the aggregate of the net proceeds received by TGPL from the issuance or sale (other than to a subsidiary of TGPL) for cash or other property of shares of its capital stock (including treasury stock) subsequent to December 31, 1980, and (d) the aggregate principal amount of any indebtedness of TGPL which is converted into shares of its capital stock subsequent to December 31 1980 (less applicable expenses and cash paid by TGPL in respect of fractional share interests upon such conversion).

                                   EXHIBIT A

                            FORM OF PROMISSORY NOTE


U.S. $____________________                               _______________, 199__


         FOR VALUE RECEIVED, the undersigned, Transco Energy Company, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on the Termination Date (as defined in the Credit Agreement), the aggregate principal amount of the Advances (as defined in the Credit Agreement) owing to the Bank outstanding on such Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance owing to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, but the failure to so record or endorse shall not affect the Borrower's obligation or the Bank's rights.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of December 31, 1993 (the "Credit Agreement") among the Borrower, the Bank and certain other banks parties thereto, Citibank, N.A., as Agent for the Bank and such other banks, and Bank of Montreal, as Co-Agent. The Credit Agreement, among other things (i) provides for the making of advances by the Bank to the Borrower from time to time pursuant to Section 2.01 thereof in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each advance owing to the Bank made pursuant to such Section 2.01 being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                TRANSCO ENERGY COMPANY



                                                By: ____________________________
                                                  Name: ________________________
                                                  Title: _______________________

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                               Amount of
                   Amount                      Principal          Unpaid
                     of        Type of          Paid or          Principal     Notation
    Date          Advance      Advance          Prepaid           Balance      Made By
    ----          -------      -------          -------          ---------     -------

                                   EXHIBIT B

                              NOTICE OF BORROWING


                                     {Date}



Citibank, N.A., as Agent
for the Banks which are
parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York  10043

         Attention:  Energy Department
                     North American Banking Group

Ladies and Gentlemen:

         The undersigned, Transco Energy Company, refers to the Amended and Restated Credit Agreement dated as of December 31, 1993 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Bank of Montreal, as Co-Agent, and Citibank, N.A., as Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

         (i)     The Business Day of the Proposed Borrowing is
                 ____________________, 199__.

        (ii) The Type of Advances comprising the Proposed Borrowing is {Base Rate Advances} {Eurodollar Rate Advances}.

       (iii) The aggregate amount of the Proposed Borrowing is $_______________________.

        (iv) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

         (a) the representations and warranties contained in Section 4.01 of the Credit Agreement, the representations and warranties set forth in Section 5 of the TGPL Guaranty and the representations and warranties set forth in Section 5 of the TXG Guaranty are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (b) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

                                             Very truly yours,

                                             TRANSCO ENERGY COMPANY



                                             By: _______________________________
                                                Name: __________________________
                                                Title: _________________________



cc:      Citicorp North America, Inc.
         2100 Citicorp Center
         1200 Smith Street
         Houston, Texas  77002
         Attention:  J. Christopher Lyons
                     Vice President

                                   EXHIBIT C

                         AMENDED AND RESTATED GUARANTY


         This AMENDED AND RESTATED GUARANTY dated as of ________, 199__ (this "Guaranty") is made by Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the "Guarantor"), in favor of the Banks (as defined in the Credit Agreement referred to below), and Citibank, N.A., as Agent for the Banks (the "Agent").

                            PRELIMINARY STATEMENTS:

         (1) The Agent, Bank of Montreal, as Co-Agent, and the Banks entered into a Credit Agreement dated as of December 31, 1991 (as amended prior to the date hereof, the "1991 Credit Agreement") with Transco Energy Company, a Delaware corporation ("Borrower"). The Borrower, the Banks, the Agent and the Co-Agent agreed to amend and restate the 1991 Credit Agreement, and have entered into an Amended and Restated Credit Agreement dated as of December 31, 1993 (said Amended and Restated Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being herein called the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined). The Borrower is the principal financing entity for all capital requirements of its subsidiaries, and from time to time the Borrower has made capital contributions and advances to its subsidiaries, including the Guarantor. The Guarantor is a wholly-owned indirect subsidiary of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         (2) As used herein, the term "Obligations" means all obligations of the Borrower now or hereafter existing under the Credit Agreement, any of the Notes or any other Loan Document, whether for principal, interest, fees, expenses, indemnities or otherwise, including, without limitation, all principal of and interest on the indebtedness evidenced by the Notes and all principal of and interest on the Advances, whether or not evidenced by the Notes. The Guarantor intends to guaranty all Obligations, but the amount of the Guarantor's obligation to pay hereunder is limited as set forth in Section 13 hereof.

         (3) Guarantor hereby acknowledges that pursuant to the terms of the TGPL Guaranty (as defined in the 1991 Credit Agreement), the Guarantor guarantied up to $350,000,000 of principal of Borrower's Obligations, and pursuant to this Guaranty, the guarantied amount has decreased to the amount of $270,000,000 of principal of Borrower's Obligations as set forth in Section 13 hereof.

         (4) The Guarantor has irrevocably elected to execute and deliver this Guaranty (i) intending it to be a legal, valid, binding, enforceable and continuing obligation of the Guarantor and (ii) to induce the Banks and the Agent to enter into the Credit Agreement and to induce the Banks to make Advances thereunder.

         NOW, THEREFORE, in consideration of the premises and as contemplated in the Credit Agreement, the Guarantor hereby agrees as follows:

         Section 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment of the Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or any Bank in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         Section 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective or whether any action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                          (i) any lack of validity or enforceability of the Credit Agreement, the Notes or any other Loan Document;

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes or any other Loan Document, including, without limitation, any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

                          (iii)   any taking, exchange, release or
         non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty (including, without limitation, the TXG Guaranty), for all or any of the Obligations or any other liabilities;

                          (iv) any manner of application of collateral, or proceeds thereof or of collections on account of any other guaranty (including, without limitation, the TXG Guaranty), to all or any of the Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Borrower or any of its subsidiaries;

                          (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries; or

                          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         Section 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other Person or any collateral.

         Section 4. Subrogation. The Guarantor irrevocably waives, until payment in full of all Obligations and termination of all the Commitments, any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise (i) to be subrogated to the rights of the Agent and the Banks against the Borrower, TXG or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower, TXG or any other Person in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any Person who has provided security for the Obligations or who has also guaranteed or is otherwise liable for the Obligations with respect to which such payment was made. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time prior to payment in full of all Obligations and termination of all of the Commitments, such amount shall be held in trust for the benefit of the Banks and the Agent and shall forthwith be paid to the Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in such order as may be determined by the Agent.

         Section 5. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and each Bank as follows:

                 (a) The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Guarantor's charter or by-laws, (ii) any applicable rule, regulation, order, writ, injunction or decree, or (iii) law or any contractual restriction binding on or affecting the Guarantor and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement or this Guaranty.

                 (b) No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated by this Guaranty.

                 (c) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                 (d) There is no pending or, to the best of the Guarantor's knowledge, threatened action or proceeding before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of this Guaranty.

                 (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied.

                 (f) The Guarantor has, independently and without reliance upon the Agent or any Bank and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                 (g) All representations and warranties set forth in the Credit Agreement, insofar as they pertain to this Guaranty or the Guarantor, are true and correct.

                 (h) The consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at September 30, 1993 and the related consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with such date, duly certified by a financial officer (who is a Vice President, Treasurer, or the principal accounting officer) of the Guarantor, copies of which have been furnished to each Bank, fairly present, subject to year-end audit adjustments, the consolidated and consolidating financial position of the Guarantor and its subsidiaries as at such date and the consolidated and consolidating results of the operations of the Guarantor and its subsidiaries for the nine months ended on such date, and such balance sheets and financial statements were prepared in accordance with GAAP consistently applied except as specifically noted therein. Since September 30, 1993, there has been no material adverse change in (I) the business, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole, or (II) the ability of the Guarantor to perform its obligations under this Guaranty; provided, however, that restructuring charges not exceeding $100,000,000 in the aggregate taken or to be taken by the Guarantor during 1994 pursuant to the Magnolia Charge shall not be taken into consideration in determining whether a material adverse change has occurred.

         Section 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, release this Guaranty or otherwise change any obligation of the Guarantor to pay hereunder.

         Section 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed or delivered, (a) if to the Guarantor, at its address at 2800 Post Oak Boulevard, P. O. Box 1396, Houston, Texas 77251, Attention:
Treasurer, Telecopy: (713) 439-2440, Telex: 792013, Answerback: TRANSCO HOU A, and (b) if to the Agent or any Bank at its respective address from time to time specified in or pursuant to the Credit Agreement. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answer-back, respectively, except that any notice or communication to the Agent shall not be effective until received by the Agent.

         Section 8. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9. Jurisdiction. To the fullest extent it may effectively do so under applicable law, the Guarantor hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, in any action or proceeding arising out or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to trial by jury and the defense of the inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Guarantor at its address specified in Section 7. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or the Agent to bring any action or proceeding against the Guarantor or its Property in the courts of any other jurisdiction.

         Section 10. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (A) the payment in full of the Obligations and all other amounts payable under this Guaranty and (B) the expiration or termination of all Commitments, (ii) be binding upon the Guarantor, its successors and assigns, (iii) inure to the benefit of, and be enforceable by, the Agent and each of the Banks and their respective successors, transferees and assigns, and (iv) not be terminated by the Guarantor, the Borrower or any other Person, except as provided in Section 12 hereof. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents in accordance with the Credit Agreement and the assignee shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to the Credit Agreement, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor furnished to such Bank by or on behalf of the Borrower or the Guarantor; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Guarantor received by it from such Bank.

         Section 11. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 12. Termination. If the senior unsecured long-term debt of the Borrower is rated BBB- or higher by S&P and is rated Baa3 or higher by Moody's, and the Agent has received both a certificate of an officer of the Guarantor certifying that the events described above have occurred and are continuing and a request that this Guaranty be terminated, then this Guaranty shall terminate on the date which is twenty Business Days following Agent's receipt of such request. The provisions of Section 1.05 of the Credit Agreement shall be applicable to any determination of any rating under this
Section 12.

         Section 13. Limitation on Guaranteed Amount. Notwithstanding anything herein to the contrary, the maximum amount which the Guarantor shall be obligated to pay under this Guaranty on account of the Obligations shall be the lesser of (a) the sum of (i) $270,000,000 in principal of the Borrower's Obligations constituting Advances plus (ii) any interest accruing pursuant to the Credit Agreement and the Notes on such amount plus (iii) all expenses (including counsel fees and expenses, which may include the allocated costs of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty or (b) the maximum amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors. All amounts paid on account of the Obligations shall be deemed to have not been paid by the Guarantor (and consequently such amounts shall not be taken into account in determining whether the Guarantor's maximum obligation to pay under this Guaranty has been satisfied), unless such amounts are paid by the Guarantor after written demand therefor from the Agent and at the time such payment is made the Agent receives a notice from the Guarantor referring to this Section 13 and stating that such payment is being made by the Guarantor.

         Section 14.  Information.  The Guarantor will furnish to each Bank:

         (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at the end of such quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and it subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in the case of the consolidated statements, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments; and

         (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Guarantor, (x) copies of the consolidated balance sheet of the Guarantor and its subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such fiscal year, all certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing; and (y) copies of the consolidating balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such year, all certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor.

         Section 15. Covenants. The Guarantor will not on or after the date hereof (i) issue or cause to become outstanding any of its capital stock to any Person, other than TGC, (ii) issue or cause to become outstanding any option, warrant or other right to acquire any of its capital stock, or (iii) otherwise take any action which would result in any common stock of the Guarantor being owned, legally or beneficially, by any Person other than TGC. Without limiting the generality of the foregoing, the Guarantor will comply with all provisions of Section 5.01(f), Section 5.02(a), Section 5.02(c), Section 5.02(d), Section 5.02(e), Section 5.02(j), Section 5.02(k), Section 5.02(l), Section 5.02(n),
Section 5.02(o) or Section 5.02(p) of the Credit Agreement to the extent those Sections are applicable to the Guarantor.

         Section 16. Affirmative Covenants. The Guarantor will comply with all provisions of Section 5.01 (other than Section 5.01(f) which is covered in Section 15 hereof) of the Credit Agreement to the extent such Section 5.01 is applicable to the Guarantor.

         Section 17. No Offsets. The Guarantor will not assert any offset, defense or counterclaim against any payment to be made by it under this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                                TRANSCONTINENTAL GAS PIPE LINE
                                                     CORPORATION


                                                By: ____________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                   EXHIBIT D

                         AMENDED AND RESTATED GUARANTY

         This AMENDED AND RESTATED GUARANTY dated as of ____________, 199_ (this "Guaranty") is made by Texas Gas Transmission Corporation, a Delaware corporation (the "Guarantor"), in favor of the Banks (as defined in the Credit Agreement referred to below), and Citibank, N.A., as Agent for the Banks (the "Agent").

                            PRELIMINARY STATEMENTS:

         (1) The Agent, Bank of Montreal, as Co-Agent, and the Banks entered into a Credit Agreement dated as of December 31, 1991 (as amended prior to the date hereof, the "1991 Credit Agreement") with Transco Energy Company, a Delaware corporation ("Borrower"). The Borrower, the Banks, the Agent and the Co-Agent agreed to amend and restate the 1991 Credit Agreement, and have entered into an Amended and Restated Credit Agreement dated as of December 31, 1993 (said Amended and Restated Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being herein called the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined). The Borrower is the principal financing entity for all capital requirements of its subsidiaries, and from time to time the Borrower has made capital contributions and advances to its subsidiaries, including the Guarantor. The Guarantor is a wholly-owned indirect subsidiary of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         (2) As used herein, the term "Obligations" means all obligations of the Borrower now or hereafter existing under the Credit Agreement, any of the Notes or any other Loan Document, whether for principal, interest, fees, expenses, indemnities or otherwise, including, without limitation, all principal of and interest on the indebtedness evidenced by the Notes and all principal of and interest on the Advances, whether or not evidenced by the Notes. The Guarantor intends to guaranty all Obligations, but the amount of the Guarantor's Obligation to pay hereunder is limited as set forth in Section 13 hereof.

         (3) Guarantor hereby acknowledges that pursuant to the terms of the TXG Guaranty (as defined in the 1991 Credit Agreement), the Guarantor guarantied up to $250,000,000 of principal of Borrower's Obligations, and pursuant to this Guaranty, the guarantied amount has decreased to the amount of $180,000,000 of principal of Borrower's Obligations as set forth in Section 13 hereof.

         (4) The Guarantor has irrevocably elected to execute and deliver this Guaranty (i) intending it to be a legal, valid, binding, enforceable and continuing obligation of the Guarantor and (ii) to induce the Banks and the Agent to enter into the Amended and Restated Credit Agreement and to induce the Banks to make Advances thereunder.

         NOW, THEREFORE, in consideration of the premises and as contemplated in the Amended and Restated Credit Agreement, the Guarantor hereby agrees as follows:

         Section 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment of the Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or any Bank in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         Section 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective or whether any action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                 (i) any lack of validity or enforceability of the Amended and Restated Credit Agreement, the Notes or any other Loan Document;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes or any other Loan Document, including, without limitation, any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

                 (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty (including, without limitation, the TGPL Guaranty), for all or any of the Obligations or any other liabilities;

                 (iv) any manner of application of collateral, or proceeds thereof or of collections on account of any other guaranty (including, without limitation, the TGPL Guaranty), to all or any of the Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Borrower or any of its subsidiaries;

                 (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries; or

                 (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         Section 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other Person or any collateral.

         Section 4. Subrogation. The Guarantor irrevocably waives, until payment in full of all Obligations and termination of all the Commitments, any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise (i) to be subrogated to the rights of the Agent and the Banks against the Borrower, TGPL or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower, TGPL or any other Person in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any Person who has provided security for the Obligations or who has also guaranteed or is otherwise liable for the Obligations with respect to which such payment was made. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time prior to payment in full of all Obligations and termination of all of the Commitments, such amount shall be held in trust for the benefit of the Banks and the Agent and shall forthwith be paid to the Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in such order as may be determined by the Agent.

         Section 5. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and each Bank as follows:

                 (a) The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Guarantor's charter or by-laws, (ii) any applicable rule, regulation, order, writ, injunction or decree, or (iii) law or any contractual restriction binding on or affecting the Guarantor and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement or this Guaranty.

                 (b) No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated by this Guaranty.

                 (c) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                 (d) There is no pending or, to the best of the Guarantor's knowledge, threatened action or proceeding before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of this Guaranty.

                 (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied.

                 (f) The Guarantor has, independently and without reliance upon the Agent or any Bank and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                 (g) All representations and warranties set forth in the Credit Agreement, insofar as they pertain to this Guaranty or the Guarantor, are true and correct.

                 (h) The consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at September 30, 1993 and the related consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with such date, duly certified by a financial officer (who is a Vice President, Treasurer, or the principal accounting officer) of the Guarantor, copies of which have been furnished to each Bank, fairly present, subject to year-end audit adjustments, the consolidated and consolidating financial position of the Guarantor and its subsidiaries as at such date and the consolidated and consolidating results of the operations of the Guarantor and its subsidiaries for the nine months ended on such date, and such balance sheets and financial statements were prepared in accordance with GAAP consistently applied except as specifically noted therein. Since September 30, 1993, there has been no material adverse change in (I) the business, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole or (II) the ability of the Guarantor to perform its obligations under this Guaranty.

         Section 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the

Agent and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, release this Guaranty or otherwise change any obligation of the Guarantor to pay hereunder.

         Section 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed or delivered, (a) if to the Guarantor, at its address at 2800 Post Oak Boulevard, P. O. Box 1396, Houston, Texas 77251, Attention:
Treasurer, Telecopy: (713) 439-2440, Telex: 792013, Answerback: TRANSCO HOU A, and (b) if to the Agent or any Bank at its respective address from time to time specified in or pursuant to the Amended and Restated Credit Agreement. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answer-back, respectively, except that any notice or communication to the Agent shall not be effective until received by the Agent.

         Section 8. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9. Jurisdiction. To the fullest extent it may effectively do so under applicable law, the Guarantor hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, in any action or proceeding arising out or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to trial by jury and the defense of the inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Guarantor at its address specified in Section 7. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or the Agent to bring any action or proceeding against the Guarantor or its Property in the courts of any other jurisdiction.

         Section 10. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (A) the payment in full of the Obligations and all other amounts payable under this Guaranty and (B) the expiration or termination of all Commitments, (ii) be binding upon the Guarantor, its successors and assigns, (iii) inure to the benefit of, and be enforceable by, the Agent and each of the Banks and their respective successors, transferees and assigns, and (iv) not be terminated by the Guarantor, the Borrower or any other Person, except as provided in Section 12 hereof. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents in accordance with the Credit Agreement and the assignee shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to the Credit Agreement, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor furnished to such Bank by or on behalf of the Borrower or the Guarantor; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Guarantor received by it from such Bank.

         Section 11. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 12. Termination. If the senior unsecured long-term debt of the Borrower is rated BBB- or higher by S&P and is rated Baa3 or higher by Moody's, and the Agent has received both a certificate of an officer of the Guarantor certifying that the events described above have occurred and are continuing and a request that this Guaranty be terminated, then this Guaranty shall terminate on the date which is twenty Business Days following Agent's receipt of such request. The provisions of Section 1.05 of the Credit Agreement shall be applicable to any determination of any rating under this Section 12.

         Section 13. Limitation on Guaranteed Amount. Notwithstanding anything herein to the contrary, the maximum amount which the Guarantor shall be obligated to pay under this Guaranty on account of the Obligations shall be the lesser of (a) the sum of (i) $180,000,000 in principal of the Borrower's Obligations constituting Advances plus (ii) any interest accruing pursuant to the Credit Agreement and the Notes on such amount plus (iii) all expenses (including counsel fees and expenses, which may include the allocated costs of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty or (b) the maximum amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors. All amounts paid on account of the Obligations shall be deemed to have not been paid by the Guarantor (and consequently such amounts shall not be taken into account in determining whether the Guarantor's maximum obligation to pay under this Guaranty has been satisfied), unless such amounts are paid by the Guarantor after written demand therefor from the Agent and at the time such payment is made the Agent receives a notice from the Guarantor referring to this Section 13 and stating that such payment is being made by the Guarantor.

         Section 14.      Information. The Guarantor will furnish to each Bank:

         (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at the end of such quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and it subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in the case of the consolidated statements, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments; and

         (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Guarantor, (x) copies of the consolidated balance sheet of the Guarantor and its subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such fiscal year, all certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing; and (y) copies of the consolidating balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such year, all certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor.

         Section 15. Covenants. The Guarantor will not on or after the date hereof (i) issue or cause to become outstanding any of its capital stock to any Person, other than TGC, (ii) issue or cause to become outstanding any option, warrant or other right to acquire any of its capital stock, or (iii) otherwise take any action which would result in any common stock of the Guarantor being owned, legally or beneficially, by any Person other than TGC. Without limiting the generality of the foregoing, the Guarantor will comply with all provisions of Section 5.01(f), Section 5.02(a), Section 5.02(c),
Section 5.02(d), Section 5.02(e), Section 5.02(j), Section 5.02(k), Section 5.02(l), Section 5.02(n), Section 5.02(o) or Section 5.02(p) of the Credit Agreement to the extent those Sections are applicable to the Guarantor.

         Section 16. Affirmative Covenants. The Guarantor will comply with all provisions of Section 5.01 (other than Section 5.01(f) which is covered in Section 15 hereof) of the Credit Agreement to the extent such Section 5.01 is applicable to the Guarantor.

         Section 17. No Offsets. The Guarantor will not assert any offset, defense or counterclaim against any payment to be made by it under this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                 TEXAS GAS TRANSMISSION
                                                 CORPORATION


                                                 By: ___________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                   EXHIBIT E

                  FORM OF OPINION OF COUNSEL FOR THE BORROWER

                                     {Date}


To each of the Banks which are
parties to the Amended and Restated
Credit Agreement dated as of
December 31, 1993 among Transco Energy
Company, such Banks, Citibank, N.A.,
as Agent for such Banks and Bank of
Montreal, as Co-Agent, and to
Citibank, N.A., as Agent

                             Transco Energy Company

Ladies and Gentlemen:

I am Vice President, Associate General Counsel and Assistant Secretary of Transco Energy Company, a Delaware corporation (the "Borrower"), and have acted in such capacity as legal counsel to the Borrower and certain of its subsidiaries in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement dated as of December 31, 1993 (the "Credit Agreement") among the Borrower, each of you, Bank of Montreal, as Co-Agent, and Citibank, N.A., as Agent, and the other Loan Documents described therein. This opinion is being delivered pursuant to Section 3.01(g) of the Credit Agreement.

In connection herewith I have examined the Credit Agreement, the Notes (consisting of a Note payable to each Bank), the TXG Guaranty and the TGPL Guaranty, such certificates of public officials, such certificates of officers of the Borrower and the Material Subsidiaries, originals or reproductions or certified copies of such corporate documents and records of the Borrower, and copies of such other documents, records and papers as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. I have relied upon certificates of public officials and certificates of officers of the Borrower and the Material Subsidiaries with respect to the accuracy of factual matters contained therein, and I know of no reason why I should not rely thereon. In rendering the opinions set forth herein, I have assumed the due authorization, execution and delivery of the Credit Agreement by each of the Banks and the Agent.

Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings herein as are set forth therein, unless otherwise provided herein, and the term "enforceable" when used herein with respect to a particular agreement or instrument shall mean that such agreement or instrument is enforceable in accordance with its terms, except as its enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect relating to or affecting the enforcement of creditors' rights generally, and (ii) principles of equity applicable to the availability of the remedy of specific performance.

I am qualified to practice law in the State of Texas and I do not purport to be an expert on any laws other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States and the opinions set forth herein are limited to the laws of the State of Texas, such General Corporation Law and such Federal laws.

Based upon the foregoing and upon such investigation as I have deemed appropriate, I am of the following opinion:

         1. The Borrower and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and corporate authority to own its properties and to carry on its business as now being conducted and is duly qualified and in good standing in every jurisdiction in which the failure to so qualify could have a material adverse effect on the business of the Borrower or such Material Subsidiary.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes and the consummation of the transactions contemplated thereby (i) are within its power and authority (corporate and otherwise), (ii) have been duly authorized by all necessary corporate action,
(iii) do not require any consent or approval of its stockholders, (iv) do not contravene its certificate of incorporation or its by-laws, each as amended and as in effect on the date hereof, and (v) do not contravene, or constitute a default under, any law, rule or regulation (including, without limitation, Regulation X) applicable to it or any Material Subsidiary or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any Material Subsidiary or result in the creation of imposition of any Lien on any of its Property or on any Property of its Subsidiaries.

         3. A duly authorized officer of the Borrower has executed and delivered the Credit Agreement and the Notes.

         4. In any action or proceeding arising out of or relating to the Credit Agreement or any Note in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to the provisions of Section 8.09 of the Credit Agreement, wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the State of New York, and would not apply the usury law of the State of Texas to the Credit Agreement and the Notes. However, if a court were to hold that the Credit Agreement and the Notes are governed by, and to be construed in accordance with, the laws of the State of Texas, the Credit Agreement and the Notes would, under the laws of the State of Texas, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         5. The execution, delivery and performance by TGPL of the TGPL Guaranty and the consummation of the transactions contemplated thereby (i) are within its power and authority (corporate and otherwise), (ii) have been duly authorized by all necessary corporate action, (iii) do not require any consent or approval of its stockholders, (iv) do not contravene its certificate of incorporation or its by-laws, each as amended and as in effect on the date hereof, and (v) do not contravene, or constitute a default under, any law, rule or regulation (including, without limitation, Regulation X) applicable to it or any of its subsidiaries or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries or result in the creation of imposition of any Lien on any of its Property or on any Property of its subsidiaries.

         6. A duly authorized officer of TGPL has executed and delivered the TGPL Guaranty.

         7. In any action or proceeding arising out of or relating to the TGPL Guaranty in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to the provisions of Section 11 of the TGPL Guaranty, wherein TGPL agrees that the TGPL Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the State of New York, and would not apply the usury law of the State of Texas to the TGPL Guaranty. However, if a court were to hold that the TGPL Guaranty is governed by, and to be construed in accordance with, the laws of the State of Texas, the TGPL Guaranty would, under the laws of the State of Texas, constitute legal, valid and binding obligations of TGPL enforceable against TGPL in accordance with its terms.

         8. The execution, delivery and performance by TXG of the TXG Guaranty and the consummation of the transactions contemplated thereby (i) are within its power and authority (corporate and otherwise), (ii) have been duly authorized by all necessary corporate action, (iii) do not require any consent or approval of its stockholders, (iv) do not contravene its certificate of incorporation or its by-laws, each as amended and as in effect on the date hereof, and (v) do not contravene, or constitute a default under, any law, rule or regulation (including, without limitation, Regulation X) applicable to it or any of its subsidiaries or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries or result in the creation of imposition of any Lien on any of its Property or on any Property of its subsidiaries.

         9. A duly authorized officer of TXG has executed and delivered the TXG Guaranty.

         10. In any action or proceeding arising out of or relating to the TXG Guaranty in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to the provisions of Section 11 of the TXG Guaranty, wherein TXG agrees that the TXG Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the State of New York, and would not apply the usury law of the State of Texas to the TXG Guaranty. However, if a court were to hold that the TXG Guaranty is governed by, and to be construed in accordance with, the laws of the State of Texas, the TXG Guaranty would, under the laws of the State of Texas, constitute legal, valid and binding obligations of TXG enforceable against TXG in accordance with its terms.

         11. Except as set forth in the Financial Statements, the Borrower's annual report on Form 10-K for the year ended December 31, 1992, the Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, there are no actions, suits or proceedings pending or, to the best of my knowledge (after making due inquiry with respect thereto), threatened against or affecting the Borrower, any of its Subsidiaries or any of its or their respective rights or Properties before any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or to impair materially the Borrower's ability to perform its obligations under the Credit Agreement and the Notes, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty, or which in any manner draws into question the validity of the Credit Agreement, the Notes, the TGPL Guaranty or the TXG Guaranty.

         12. To the best of my knowledge (after making due inquiry with respect thereto) neither the Borrower nor any of its Subsidiaries is in default in any material respect with respect to any applicable order, writ, injunction or decree of any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or to impair materially the Borrower's ability to perform its obligations under the Credit Agreement and the Notes, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty, or which in any manner draws into question the validity of the Credit Agreement, the Notes, the TGPL Guaranty or the TXG Guaranty.

         13. Neither the Borrower nor any Material Subsidiary is an "investment company" or a person "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         14. Neither the Borrower nor any Material Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" as such terms are used in the Public Utility Holding Company Act of 1935, as amended, any rule or regulation promulgated thereunder or any order or interpretation of the Securities and Exchange Commission or its staff issued pursuant thereto, and neither the Borrower nor any Material Subsidiary is subject to any obligations, duties or liabilities thereunder (except Section 9(a)(2) thereof).

         15. It is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Credit Agreement to register the Notes under the Securities Act of 1933 or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939.

         16. Neither the Borrower nor any Material Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).

         17. No authorization, approval, consent, license, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, by TGPL of the TGPL Guaranty or by TXG of the TXG Guaranty or for the consummation of the transactions contemplated thereby.

         18. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable the Borrower and each Material Subsidiary to carry on any material aspect of the business in which it is presently engaged or to enable the Borrower to perform its obligations under the Credit Agreement and the Notes have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by the Borrower or any Material Subsidiary under any of the terms thereof.

         19. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TGPL and each of its subsidiaries to carry on any material aspect of the business in which it is presently engaged or to enable TGPL to perform its obligations under the TGPL Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TGPL or any of its subsidiaries under any of the terms thereof.

         20. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TXG and each of its subsidiaries to carry on any material aspect of the business in which it is presently engaged or to enable TXG to perform its obligations under the TXG Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TXG or any of its subsidiaries under any of the terms thereof.

         21. The Borrower is the record and beneficial owner of all of the issued and outstanding common stock and Voting Stock of TGC, and TGC is the record and beneficial owner of all of the issued and outstanding common stock and Voting Stock of TGPL and TXG, in each case free and clear of all Liens. There are no outstanding options, warrants or other rights to acquire any capital stock of any Material Subsidiary.

I am aware that Messrs. Bracewell & Patterson, L.L.P. and Messrs. King & Spalding may rely upon the opinions set forth herein in rendering their respective opinions furnished pursuant to the Credit Agreement. This opinion is solely for your benefit and the benefit of your respective successors, assigns, participants and other transferees and may not be relied upon by any other Person, except to the extent set forth in this paragraph.

                                       Very truly yours,

                                   EXHIBIT F

                               FORM OF OPINION OF
                          SPECIAL COUNSEL TO THE AGENT

                                     {Date}

To Citibank, N.A., as Agent,
and to each of the Banks party
to the Credit Agreement
described below

Ladies and Gentlemen:

We have acted as special counsel to Citibank, N.A., acting for itself and as Agent, in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement, dated as of December 31, 1993 (the "Credit Agreement"), among Transco Energy Company, a Delaware corporation (the "Borrower"), Bank of Montreal, as Co-Agent, and each of you. Capitalized terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

         (1) Counterparts of the Credit Agreement, executed by the Agent and the Borrower, respectively.

         (2) The documents furnished by the Borrower, TGPL and TXG pursuant to Section 3.01 of the Credit Agreement and listed on Annex A hereto, including the opinion of Molly S. Williams, Vice President, Associate General Counsel and Assistant Secretary of the Borrower (the "Opinion of Borrower's Counsel") and the opinion of King & Spalding, special New York counsel to the Agent ("New York Counsel Opinion").

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures and the conformity to the originals of all such documents submitted to us as copies. We have also assumed the accuracy of all matters set forth in the certificates referred to on Annex A hereto and assumed that each of the Borrower, the Banks and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement, that the Borrower has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the respective Notes, that TGPL has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the TGPL Guaranty and that TXG has duly executed and delivered, with all necessary power and authority

(corporate and otherwise), the TXG Guaranty. We have also assumed that no Bank has requested that the opinion required by Section 3.01(g) of the Credit Agreement contain any other matters not contained in the form of opinion set forth as Exhibit E to the Credit Agreement.

Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the Opinion of Borrower's Counsel, the New York Counsel Opinion and the other documents referred to in item (2) above, are substantially responsive to the requirements of the Credit Agreement.

This opinion is solely for the benefit of the Banks, the Agent, their respective successors, assigns, participants and other transferees and may be relied upon only by such Persons in connection with the transactions contemplated by the Credit Agreement.

                                       Very truly yours,


                                       Bracewell & Patterson, L.L.P.

                                    Annex A

(1)       The Notes dated as of December 31, 1993 of the Borrower payable to the order of the respective Banks.

(2)       The TGPL Guaranty executed by TGPL in favor of the Banks and the Agent.

(3)       The TXG Guaranty executed by TXG in favor of the Banks and the Agent.

(4)       The certificate of the Secretary or an Assistant Secretary of the Borrower contemplated by Section 3.01(d) of the Credit
          Agreement.

(5)       The certificate of the Secretary or an Assistant Secretary of TGPL contemplated by Section 3.01(e) of the Credit
          Agreement.

(6)       The certificate of the Secretary or an Assistant Secretary of TXG contemplated by Section 3.01(f) of the Credit Agreement.

(7)       The opinion of Molly S. Williams, substantially in the form of Exhibit E to the Credit Agreement.

(8)       The opinion of King & Spalding, special New York counsel to the Agent, substantially in the form of Exhibit G to the
          Credit Agreement.

(9)       The certificate of an officer of the Borrower contemplated by Section 3.01(j) of the Credit Agreement.

(10)      The certificate of the chief financial officer of TGPL substantially in the form of Exhibit H to the Credit Agreement.

(11)      The certificate of the chief financial officer of TXG substantially in the form of Exhibit I to the Credit Agreement.

                                   EXHIBIT G

                      FORM OF OPINION OF SPECIAL NEW YORK
                              COUNSEL TO THE AGENT

                        {Letterhead of King & Spalding}

                                     {Date}

To Citibank, N.A. as
Agent, and to each of the
Banks party to the Amended
  and Restated Credit
Agreement described below

                             Transco Energy Company

Ladies and Gentlemen:

We have acted as special New York counsel for Citibank, N.A., acting for itself and as Agent, in connection with the execution and delivery of the Amended and Restated Credit Agreement dated as of December 31, 1993 (the "Credit Agreement") among Transco Energy Company, a Delaware corporation (the "Borrower"), each of you, Bank of Montreal, as Co-Agent and Citibank, N.A., as Agent. This opinion is being delivered pursuant to Section 3.01(i) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

In that capacity, our engagement has been limited to the review of:

         (1) A proposed execution copy of the Credit Agreement, distributed under cover of a memorandum from Bracewell & Patterson, L.L.P., dated January __, 1994.

         (2) The form of Note attached as Exhibit A to such proposed execution copy of the Credit Agreement.

         (3) The forms of Guaranties attached as Exhibits C and D to such proposed execution copy of the Credit Agreement.

         (4) The opinion of Molly S. Williams, Vice President, Associate General Counsel and Assistant Secretary for the Borrower, dated January __, 1994, delivered pursuant to Section 3.01(g) of the Credit Agreement (the "Opinion of Borrower's Counsel").

We have not been involved in the preparation or negotiation of the documents we have reviewed, and are not familiar with the transactions evidenced thereby or with the Borrower, TGPL or TXG, except to the extent described in such documents. With respect to questions of fact material to our opinions expressed below, we have, with your consent, relied solely upon the documents we have examined without independent investigation or verification. We have also assumed that the Credit Agreement, the Guaranties and the Notes issued by the Borrower to the Banks on the date hereof (the "Initial Notes") have been duly executed, delivered and, in the case of the Notes, completed, with all necessary power and authority (corporate or otherwise), by all parties thereto in form and substance identical (in all material respects) to, respectively, the proposed execution copy of the Credit Agreement referred to above, the forms of Guaranties attached as Exhibits C and D to such proposed execution copy of the Credit Agreement and the form of Note attached as Exhibit A to such proposed execution copy of the Credit Agreement.

Insofar as the opinions expressed in paragraphs 1 and 2, below, involve conclusions as to the matters set forth in paragraphs 1, 2, 3, 5, 6, 8, 9, 17, 18, 19 and 20 of the Opinion of Borrower's Counsel, we have assumed, with your permission and without independent investigation, the correctness of the matters set forth therein, and our opinions as to such matters are subject to the assumption, qualifications and limitations set forth in the Opinion of Borrower's Counsel with respect thereto. Our opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to any other law. In that regard, as to matters governed by Federal law, we understand that you are relying solely on the Opinion of Borrower's Counsel and the opinion of Bracewell & Patterson, L.L.P. special counsel to the Agent, delivered to you on this date pursuant to Sections 3.01(g) and (h), respectively, of the Credit Agreement.

Based on the foregoing, we are of the following opinion:

         1. The Credit Agreement and each Initial Note is the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         2. The TGPL Guaranty and the TXG Guaranty are the legal, valid and binding obligations of TGPL and TXG, respectively, enforceable against TGPL and TXG in accordance with their respective terms.

The opinions set forth above, are subject to the following qualifications:

         (a) The enforceability of the Borrower's obligations under the Credit Agreement and the Notes, and the enforceability of TGPL's and TXG's respective obligations under the Guaranties, are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

         (b)     We express no opinion herein as to the enforceability of
Section 8.05 of the Credit Agreement.

         (c) The enforceability of the Borrower's obligations under the Credit Agreement and the Notes, and the enforceability of TGPL's and TXG's respective obligations under the Guaranties, are subject to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants. Such principles might be applied, for example, to provisions that purport to grant a party the authority to exercise sole discretion or make conclusive determinations. Further, pursuant to such equitable principles, the provisions of each Guaranty providing for TGPL's or TXG's obligations to be unaffected by certain activities relating to, and alterations of underlying agreements, might be enforceable only to the extent that such activities and alterations are not so material as to constitute a new contract among the parties.

         (d) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

         (e) We express no opinion herein concerning the enforceability of any indemnification provision of the Credit Agreement to the extent requiring indemnification of a party for actions or inactions constituting violations of securities laws of the State of New York.

                                       Very truly yours

                                   EXHIBIT H

                              SOLVENCY CERTIFICATE

                             SENIOR VICE PRESIDENT
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

         This certificate is delivered pursuant to Section 3.01(k) of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 31, 1993 among Transco Energy Company, a Delaware corporation ("TEC"), various lenders parties thereto ("Lenders"), Bank of Montreal, as Co-Agent, and Citibank, N.A., as Agent for such Lenders.

         Capitalized terms used herein which are not defined herein shall have the meanings assigned to them by or pursuant to the terms of the Credit Agreement.

         1. I am, and at all times since December 31, 1992 have been, a Senior Vice President and the chief financial officer of Transcontinental Gas Pipe Line Corporation, a Delaware corporation ("Company"), and in such capacity have responsibility for the management of the financial affairs of the Company and the preparation of the financial statements of the Company. I have been principally responsible for acting on behalf of the Company in connection with the negotiation and consummation of the Amended and Restated Guaranty dated as of December 31, 1993 executed by the Company in favor of the Banks and the Agent ("Guaranty"), including review of the affairs of the Company, meeting and conferring with legal counsel to the Company, and the Agent and its special counsel, and in furnishing information to the Banks and the Agent to be used in the analyses prepared by them.

         2. I have carefully reviewed the contents of this Certificate, and I have conferred with legal counsel for the purposes of discussing the meaning of its contents.

         3. In connection with the preparation for consummation of the transactions contemplated by the Guaranty and the other Loan Documents, I have reviewed income projections, balance sheet projections and cash flow projections for the Company (collectively, the "Projections") for each of the next three fiscal years of the Company, commencing with the fiscal year ending December 31, 1993 and finishing with the fiscal year ending December 31, 1996. The Projections give effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents, and were prepared on the basis of information available at September 30, 1993. The Projections have been prepared in a manner consistent with the Company's past practices in its internal planning. I know of no facts which have occurred since September 30, 1993 which would lead me to believe that the Projections have not been prepared on a reasonable basis.

         4. I have reviewed a pro forma summary balance sheet of the Company (the "Balance Sheet") as of October 31, 1993, which gives effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents. The Balance Sheet includes the liabilities of the Company determined in accordance with generally accepted accounting principles, except for pro forma adjustments, and the net book value of the assets of the Company. I know of no facts which have occurred since October 31, 1993 which would lead me to believe that the Balance Sheet is a materially incorrect statement of the financial condition of the Company as of the date hereof.

         5. In connection with the preparation, review and examination of the Projections and the Balance Sheet, I have made such investigation and inquiries as I deem necessary and prudent therefor. The assumptions upon which the Projections and Balance Sheet are based are stated therein, which assumptions I have no reason to believe are not reasonable. Based thereon, I believe that the Projections for the Company provide a reasonable estimation of future performance.

         Based on the foregoing I have reached the following conclusions:

         A. The execution and delivery of the Guaranty and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not render the Company "insolvent" nor will the aggregate liabilities of the Company (assuming that the Company pays its entire liability under the Guaranty) exceed the fair saleable value of the assets of the Company. In this context "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to pay the probable liability (assuming, however, that the Company is required to pay on the date hereof its entire liability under the Guaranty, even though such payment is not probable) on existing debts as they become absolute and matured. I also understand that the term "debts" as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

         B. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not leave the Company with Property remaining in its hands which would constitute unreasonably small capital. In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the present and anticipated needs for capital of the businesses anticipated to be conducted by the Company and based upon the Projections and other information described above.

         C. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not cause the Company to incur debts beyond its ability to pay as they mature. I have based my conclusion in part on the Projections, which demonstrate that the Company will have positive cash flow after paying all of its scheduled anticipated debt. I have concluded that the realization of current assets by the Company in the ordinary course of business will be sufficient to pay recurring current debt, short-term debt and long-term debt service as such debts mature, and that the cash flow of the Company will be sufficient to provide cash necessary to repay sums owing under the Guaranty and other debts as such debts mature.

         D. To the best of my knowledge, the Company has not executed the Guaranty or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors.

         I understand that the Lenders and the Agent are relying on the truth and accuracy of the foregoing in connection with the extension of credit to TEC and in deciding to accept the Guaranty.

         I hereby represent and certify, in my capacity as Senior Vice President and chief financial officer of the Company, that the foregoing information is true and correct and execute this Certificate as of the 31st day of December, 1993.


                                       By: _____________________________
                                       Name: ___________________________
                                       Title: __________________________

                                   EXHIBIT I

                              SOLVENCY CERTIFICATE

                             SENIOR VICE PRESIDENT
                       TEXAS GAS TRANSMISSION CORPORATION

         This certificate is delivered pursuant to Section 3.01(1) of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 31, 1993 among Transco Energy Company, a Delaware corporation ("TEC"), various lenders parties thereto ("Lenders"), Bank of Montreal, as Co-Agent, and Citibank, N.A., as Agent for such Lenders.

         Capitalized terms used herein which are not defined herein shall have the meanings assigned to them by or pursuant to the terms of the Credit Agreement.

         1. I am, and at all times since December 31, 1992 have been, a Senior Vice President and the chief financial officer of Texas Gas Transmission Corporation, a Delaware corporation ("Company"), and in such capacity have responsibility for the management of the financial affairs of the Company and the preparation of the financial statements of the Company. I have been principally responsible for acting on behalf of the Company in connection with the negotiation and consummation of the Amended and Restated Guaranty dated as of December 31, 1993 executed by the Company in favor of the Banks and the Agent ("Guaranty"), including review of the affairs of the Company, meeting and conferring with legal counsel to the Company, and the Agent and its special counsel, and in furnishing information to the Banks and the Agent to be used in the analyses prepared by them.

         2. I have carefully reviewed the contents of this Certificate, and I have conferred with legal counsel for the purposes of discussing the meaning of its contents.

         3. In connection with the preparation for consummation of the transactions contemplated by the Guaranty and the other Loan Documents, I have reviewed income projections, balance sheet projections and cash flow projections for the Company (collectively, the "Projections") for each of the next three fiscal years of the Company, commencing with the fiscal year ending December 31, 1993 and finishing with the fiscal year ending December 31, 1996. The Projections give effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents, and were prepared on the basis of information available at September 30, 1993. The Projections have been prepared in a manner consistent with the Company's past practices in its internal planning. I know of no facts which have occurred since September 30, 1993 which would lead me to believe that the Projections have not been prepared on a reasonable basis.

         4. I have reviewed a pro forma summary balance sheet of the Company (the "Balance Sheet") as of October 31, 1993, which gives effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents. The Balance Sheet includes the liabilities of the Company determined in accordance with generally accepted accounting principles, except for pro forma adjustments, and the net book value of the assets of the Company. I know of no facts which have occurred since October 31, 1993 which would lead me to believe that the Balance Sheet is a materially incorrect statement of the financial condition of the Company as of the date hereof.

         5. I have examined unaudited financial statements for the Company for the fiscal year ended December 31, 1990 and for nine months ended September 30, 1991. The above described financial statements were prepared by officers and employees of the Company responsible for financial and accounting matters in accordance with generally accepted accounting principles.

         6. In connection with the preparation, review and examination of the Projections and the Balance Sheet, I have made such investigation and inquiries as I deem necessary and prudent therefor. The assumptions upon which the Projections and Balance Sheet are based are stated therein, which assumptions I have no reason to believe are not reasonable. Based thereon, I believe that the Projections for the Company provide a reasonable estimation of future performance.

         Based on the foregoing I have reached the following conclusions:

         A. The execution and delivery of the Guaranty and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not render the Company "insolvent" nor will the aggregate liabilities of the Company (assuming that the Company pays its entire liability under the Guaranty) exceed the fair saleable value of the assets of the Company. In this context "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to pay the probable liability (assuming, however, that the Company is required to pay on the date hereof its entire liability under the Guaranty, even though such payment is not probable) on existing debts as they become absolute and matured. I also understand that the term "debts" as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

         B. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not leave the Company with Property remaining in its hands which would constitute unreasonably small capital. In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the present and anticipated needs for capital of the businesses anticipated to be conducted by the Company and based upon the Projections and other information described above.

         C. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not cause the Company to incur debts beyond its ability to pay as they mature. I have based my conclusion in part on the Projections, which demonstrate that the Company will have positive cash flow after paying all of its scheduled anticipated debt. I have concluded that the realization of current assets by the Company in the ordinary course of business will be sufficient to pay recurring current debt, short-term debt and long-term debt service as such debts mature, and that the cash flow of the Company will be sufficient to provide cash necessary to repay sums owing under the Guaranty and other debts as such debts mature.

         D. To the best of my knowledge, the Company has not executed the Guaranty or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors.

         I understand that the Lenders and the Agent are relying on the truth and accuracy of the foregoing in connection with the extension of credit to TEC and in deciding to accept the Guaranty.

         I hereby represent and certify, in my capacity as Senior Vice President and chief financial officer of the Company, that the foregoing information is true and correct and execute this Certificate as of the 31st day of December, 1993.


                                       By: _____________________________
                                       Name: ___________________________
                                       Title: __________________________

                                   EXHIBIT J

                           ASSIGNMENT AND ACCEPTANCE

                          Dated ______________, 199__


         Reference is made to the Amended and Restated Credit Agreement dated as of December 31, 1993 (the "Credit Agreement") among Transco Energy Company, a Delaware corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Bank of Montreal, as Co-Agent, and Citibank, N.A., as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         _______________________ (the "Assignor") and ______________________
___________________________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Note held by the Assignor. After giving effect to such sale and assignment, the Assignee's and Assignor's respective Commitments and the respective amounts of the Advances owing to the Assignee and Assignor will be as set forth in Section 2 of
Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, TGPL, TXG or any other Person or the performance or observance by the Borrower, TGPL, TXG or any other Person of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the Guaranties, together with copies of the financial statements referred to in Section 4.01 thereof and financial statements of TGPL and TXG and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof {and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, the Guaranties and the Note or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.}(1)

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit





____________________

    (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement, the Guaranties and the Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.


                                       {NAME OF ASSIGNOR:}


                                       By: _____________________________
                                         Name: _________________________
                                         Title: ________________________


                                       {NAME OF ASSIGNEE:}


                                       By: ___________________________
                                         Name: ________________________
                                         Title: _______________________


                                       Domestic Lending Office (and address
                                        for notices):

                                                    {Address}


                                       Eurodollar Lending Office:

                                                    {Address}

Accepted this __ day of
____________, 199__:

Citibank, N.A., as Agent


By: _______________________
  Name: ____________________
  Title: ___________________

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE
                           Dated ____________, 199__


Section 1.

      Percentage Interest:                                           __________%

Section 2.

      Assignee's Commitment                                          $__________
      Aggregate Outstanding Principal owing to the Assignee          $__________
      Assignor's Commitment                                          $__________
      Aggregate Outstanding Principal owing to the Assignor          $__________
      Note payable to the order of the Assignee         $__________
                                Dated:                  _________________, 19___
                                Principal Amount:                     __________
      Note payable to the order of the Assignor
                                Dated:                  _________________, 19___
                                Principal Amount:                     __________

Section 3.

      Effective Date(2):








____________________

    (2) This date should be no earlier than the date of acceptance by the Agent.

                                   EXHIBIT K

                            SUBORDINATION AGREEMENT

         This Subordination Agreement (this "Agreement") is entered into by and among Transco Energy Company, a Delaware corporation ("TEC") and each of the subsidiaries of TEC listed on the signature page hereto (each individually a "Subsidiary," and collectively, the "Subsidiaries").

                              W I T N E S S E T H:

         WHEREAS, from time to time, TEC and the Subsidiaries have lent and/or may in the future lend money to each other; and

         WHEREAS, TEC is a party to that certain Amended and Restated Credit Agreement dated December 31, 1993 among TEC, the lenders parties thereto, Bank of Montreal, as Co-Agent, and Citibank, N.A., as Agent for such lenders (as it may be amended or modified from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein are used herein as therein defined); and

         WHEREAS, Section 5.02(c) of the Credit Agreement requires that any debt of a Subsidiary to another Subsidiary be subordinated on specified terms to all debt from time to time owed to TEC by the debtor Subsidiary and any debt of TEC to a Subsidiary be subordinated on specified terms to all debt from time to time owed to the Banks pursuant to the Loan Documents; and

         WHEREAS, the ability of TEC to borrow under the Credit Agreement is expected to be of material benefit to each of the Subsidiaries; and

         WHEREAS, each Subsidiary has determined, reasonably and in good faith, that it has adequate capital to conduct its business as presently conducted and as proposed to be conducted and that it will be able to meet its obligations in respect of its existing and future indebtedness and liabilities as and when the same shall become due and payable; and

         WHEREAS, each Subsidiary has determined that the execution and delivery of this Agreement is in furtherance of its corporate purposes and in its best interests, having regard to all relevant facts and circumstances;

         NOW, THEREFORE, as contemplated by Section 5.02(c) of the Credit Agreement, TEC and each Subsidiary hereby agree with the Banks as hereinafter set forth.

Section 1.       Definitions. As used in this Agreement:

         (a) "Senior Debt" means the Subsidiary Senior Debt and the TEC Senior Debt.

         (b) "Subordinated Debt" means the Subsidiary Subordinated Debt and the TEC Subordinated Debt.

         (c) "Subsidiary Senior Debt" means all of the obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed to TEC or the Banks by any Subsidiary.

         (d) "Subsidiary Subordinated Debt" means all obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed by any Subsidiary to any other Subsidiary.

         (e) "TEC Senior Debt" means all obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed to the Banks by TEC.

         (f) "TEC Subordinated Debt" means all obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed by TEC to any Subsidiary.

Section 2.       TEC Subordination.

         (a) TEC and each Subsidiary hereby agree that the TEC Subordinated Debt shall hereafter be subordinated in right of payment to any and all of the TEC Senior Debt such that upon any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of TEC or the proceeds thereof to the creditors of TEC, or readjustment of the obligations and indebtedness of TEC, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the TEC Subordinated Debt, or the application of the assets of TEC to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of TEC's business, or upon the sale of all or substantially all of TEC's assets, then, and in any such event, the Banks shall be entitled to receive payment in full of any and all of the proceeds of any such transaction until such time as the TEC Senior Debt shall have been fully paid and satisfied and all financing arrangements between the Banks and TEC have been terminated.

         (b) So long as any Default or any Event of Default exists, TEC shall not make any payment of principal or interest on any TEC Subordinated Debt, and the payment of any such principal or interest shall be subordinated to any and all of the TEC Senior Debt.

         (c) If TEC makes any payment of any character in contravention of this Agreement, such payment shall be received in trust for the benefit of, and upon demand shall be promptly paid over or delivered and transferred to, the Agent for the account of the Banks for application to the payment of all TEC Senior Debt.

Section 3.       Subsidiary Subordination.

         (a) TEC and each Subsidiary hereby agree that the Subsidiary Subordinated Debt shall hereafter be subordinated in right of payment to any and all of the Subsidiary Senior Debt such that upon any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Subsidiary or the proceeds thereof to the creditors of any Subsidiary, or readjustment of the obligations and indebtedness of any Subsidiary, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subsidiary Subordinated Debt, or the application of the assets of any Subsidiary to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of any Subsidiary's business, or upon the sale of all or substantially all of any Subsidiary's assets, then, and in any such event, TEC or the Banks, as the case may be, shall be entitled to receive payment in full of any and all of the proceeds of any such transaction until such time as the Subsidiary Senior Debt shall have been fully paid and satisfied and all financing arrangements between TEC or the Banks, as the case may be, and each Subsidiary have been terminated.

         (b) So long as any Default or any Event of Default exists, no Subsidiary shall make any payment of principal or interest on any Subsidiary Subordinated Debt, and the payment of any such principal or interest shall be subordinated to any and all of the Subsidiary Senior Debt.

         (c) If any Subsidiary makes any payment of any character in contravention of this Agreement, such payment shall be received in trust for the benefit of, and upon demand shall be promptly paid over or delivered and transferred to, TEC or the Agent for the account of the Banks, as the case may be, for application to the payment of all Subsidiary Senior Debt.

Section 4. Representations. TEC and each Subsidiary warrants and represents that (a) it has the right, power and authority to enter into this Agreement, (b) the Banks are entitled to rely on the representations, warranties and covenants of it contained in this Agreement, (c) it has not previously assigned any of its interest in the Subordinated Debt, and (d) the Subordinated Debt is unsecured as of the date hereof, and shall remain unsecured until such time as the Senior Debt shall have been fully paid and satisfied and all financing arrangements between the Banks and TEC under the Credit Agreement have terminated.

Section 5. No Liens. Each of TEC and the Subsidiaries hereby agrees that it shall have no Lien to secure any Subordinated Debt.

Section 6. Continuing Nature of Subordination. This Agreement shall be irrevocable and shall continue in effect until the Senior Debt and all obligations under the Credit Agreement shall have been paid in full and all financing arrangements between TEC and the Banks under the Credit Agreement have been terminated. This is a continuing agreement of subordination and the Banks may continue, at any time and without notice to any Subsidiary, to extend credit or other financial accommodations and loan monies to or for the benefit of TEC on the faith hereof.

Section 7. Additional Agreements Between the Banks, TEC and Subsidiaries. The Banks, at any time and from time to time, may enter into such agreement or agreements with TEC and the Subsidiaries as the Banks may deem proper, extending the time of payment of or renewing or otherwise altering the terms of any debt or affecting any collateral underlying any debt, and may exchange, sell, release, surrender or otherwise deal with any such security without in any way thereby impairing or affecting this Agreement.

Section 8. TEC's and Subsidiaries' Waivers. TEC and each Subsidiary agree that the Agent and the Banks have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement, the collectability of the Senior Debt or otherwise and that the Banks shall be entitled to manage and supervise their loans to TEC in their discretion.

Section 9. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by TEC, each of the Subsidiaries and the Required Banks, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Agent or any Bank or the obligations of TEC to the Agent or any Bank in any other respect at any other time.

Section 10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 11. Titles. The section titles contained in this agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed or delivered,
(a) if to TEC or any Subsidiary at its address at 2800 Post Oak Boulevard, P.
O. Box 1396, Houston, Texas  77251, Attention:  Treasurer, Telecopy:
(713)439-3648, Telex: 792013, Answerback: TRANSCO HOU A, and (b) if to the Agent or any Bank at its respective address from time to time specified in or pursuant to the Credit Agreement. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answer-back, respectively, except that any notice or communication to the Agent shall not be effective until received by the Agent.

Section 13. Third Party Beneficiaries. This Agreement is specifically intended to be for the benefit of the Agent and the Banks and their respective successors and assigns, but shall not be for the benefit of any other third party, including but not limited to any other creditor of TEC or any Subsidiary, any taxing authority, or any trustee or receiver. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been signed as of the 31st day of December, 1993.

                                     TRANSCO ENERGY COMPANY

                                     By: __________________________
                                      Name: _______________________
                                      Title: ______________________


                                     SUBSIDIARIES:

                                     TRANSCO GAS COMPANY


                                     By: _________________________
                                      Name: ______________________
                                      Title: _____________________


                                     TRANSCONTINENTAL GAS PIPE LINE
                                      CORPORATION


                                     By: ________________________
                                      Name: _____________________
                                      Title: ____________________


                                     TEXAS GAS TRANSMISSION CORPORATION


                                     By: _______________________
                                      Name: ____________________
                                      Title: ___________________